UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Atara Biotherapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ATARA BIOTHERAPEUTICS, INC.

2380 Conejo Spectrum Street, Suite 200

Thousand Oaks, CA 91320

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 10, 2024

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Atara Biotherapeutics, Inc., a Delaware corporation. The meeting will be held virtually via live audio webcast on June 10, 2024 at 9:00 a.m. Pacific time for the following purposes:

1.
To elect our two nominees for director named in the accompanying Proxy Statement to hold office until the 2027 Annual Meeting of Stockholders;
2.
To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement accompanying this Notice;
3.
To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
4.
To approve our 2024 Equity Incentive Plan;
5.
To approve an automatic annual increase to our 2024 Equity Incentive Plan;
6.
To approve an increase in the number of shares of common stock available for issuance under our 2014 Employee Stock Purchase Plan;
7.
To approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our common stock at a ratio ranging from any whole number between 1-for-4 and 1-for-30, as determined by our Board of Directors in its discretion, subject to our Board of Directors’ authority to abandon such amendments (the “Charter Amendment Proposal”);
8.
To approve the adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Charter Amendment Proposal; and
9.
To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice. This Notice is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information. You should access and review all proxy materials before voting. The Proxy Statement accompanying this Notice contains instructions on how to access our proxy materials and vote online, or in the alternative, request a paper copy of the proxy materials and a proxy card. The record date for the Annual Meeting is April 15, 2024 (the “Record Date”). Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

To increase access for all our stockholders, we have determined that it is prudent to hold this year’s annual meeting in a virtual-only format via live audio webcast. You may attend the virtual annual meeting at www.virtualshareholdermeeting.com/ATRA2024. To participate in the Annual Meeting, you will need the 16-digit control number that appears on your Notice of Internet Availability of Proxy Materials, proxy card or the instructions that accompanied your proxy materials. Refer to the “Questions and Answers About These Proxy Materials and Voting” section of the accompanying Proxy Statement for detailed procedures regarding attending, submitting questions and voting at the virtual Annual Meeting.

A list of stockholders entitled to vote at the meeting will be available for examination during normal business hours for ten days prior to the meeting for any purpose germane to the meeting at our corporate headquarters at 2380 Conejo Spectrum Street, Suite 200, Thousand Oaks, CA 91320. The stockholder list will also be available during the meeting at www.virtualshareholdermeeting.com/ATRA2024.

By Order of the Board of Directors

/s/ Pascal Touchon

Pascal Touchon, D.V.M.

President and Chief Executive Officer

Thousand Oaks, California

April 26, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 10, 2024 at 9:00 a.m. Pacific time held virtually at www.virtualshareholdermeeting.com/ATRA2024. The Proxy Statement and Atara’s Annual Report on Form 10-K for the fiscal year 2023 are available electronically at www.proxyvote.com.

Proxy materials or this Notice are being first released or mailed on or about April 29, 2024, to all stockholders entitled to vote at the Annual Meeting. In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each record stockholder, we may furnish proxy materials by providing internet access to those documents.

You are cordially invited to attend the Annual Meeting virtually via live audio webcast. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy card mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Stockholders who attend the virtual Annual Meeting should follow instructions at www.virtualshareholdermeeting.com/ATRA2024 to vote online during the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the virtual Annual Meeting, you must follow the instructions from that record holder.

ATARA BIOTHERAPEUTICS, INC.

2380 Conejo Spectrum Street, Suite 200, Thousand Oaks, CA 91320

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because our Board of Directors (the “Board”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), including any votes related to adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In this Proxy Statement, “we”, “us”, “our”, “Company” and “Atara” refer to Atara Biotherapeutics, Inc.

We intend to mail the Notice on or about April 29, 2024 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The meeting will be held virtually via live audio webcast on June 10, 2024 at 9:00 a.m. Pacific time. The meeting will only be conducted virtually via webcast and there will be no physical meeting location.

Attending the Annual Meeting as a Stockholder of Record: Shares Registered in Your Name

Atara’s stockholders of record as of April 15, 2024 (the “Record Date”) can attend the Annual Meeting by accessing the meeting center at www.virtualshareholdermeeting.com/ATRA2024 and entering the 16-digit control number on the proxy card or Notice previously received. The webcast of the Annual Meeting will be archived for one year after the date of the Annual Meeting at www.virtualshareholdermeeting.com/ATRA2024. Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are also available at the meeting website. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting, but you will not be able to vote your shares or submit questions during the Annual Meeting. See below, “Attending the Annual Meeting as a Guest.”

Attending the Annual Meeting as a Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

Beneficial stockholders as of the Record Date (i.e., shares held in “street name” through an intermediary, such as a broker, bank or other nominee), who want to attend the Annual Meeting can attend using the 16-digit control number found on the Notice and instructions received from their broker, bank or other nominee.

Attending the Annual Meeting as a Guest

Guests may enter the Annual Meeting in “listen-only” mode by entering the Annual Meeting at www.virtualshareholdermeeting.com/ATRA2024 and entering the information requested in the “Guest Login” section. Guests will not have the ability to vote or ask questions during the Annual Meeting.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call the phone number posted on the date of the meeting at www.virtualshareholdermeeting.com/ATRA2024 for general technical questions.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On this Record Date, there were 120,416,138 shares of common stock outstanding and entitled to vote. Each outstanding share of common stock shall entitle the holder thereof to one vote.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), then you are a stockholder of record for purposes of the Annual Meeting. As a stockholder of record, you may vote virtually at the Annual Meeting or vote by proxy. Whether or not you plan to attend the virtual Annual Meeting, we urge you to fill out and return a proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct the broker, bank or other nominee holding your account regarding how to vote the shares in your account. You are also invited to attend the virtual Annual Meeting and may vote during the meeting if you log in with the 16-digit control number provided on your proxy materials.

Can I ask questions during the virtual Annual Meeting?

If you are attending the virtual Annual Meeting and logged in as a stockholder, questions can be submitted by accessing the meeting center at www.virtualshareholdermeeting.com/ATRA2024 and entering your 16-digit control number. Instructions on how to participate in the Annual Meeting are available on the meeting website.

What am I voting on?

There are eight matters scheduled for a vote:

•
Election of two directors named in this Proxy Statement to hold office until the 2027 Annual Meeting of Stockholders;
•
Advisory approval of the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with SEC rules;
•
Ratification of selection by the Audit Committee of our Board of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
•
Approval of our 2024 Equity Incentive Plan;
•
Approval of an automatic annual increase to our 2024 Equity Incentive Plan;
•
Approval of an increase in the shares of common stock available for issuance under our 2014 Employee Stock Purchase Plan;
•
Approval of an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our common stock at a ratio ranging from any whole number between 1-for-4 and 1-for-30, as determined by the Board in its discretion, subject to the Board’s authority to abandon such amendments (the “Charter Amendment Proposal”); and
•
Approval of any adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Charter Amendment Proposal (the “Adjournment Proposal”).

What if another matter is properly brought before the Annual Meeting?

We currently know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the proxyholders named in the accompanying proxy to vote on those matters in accordance with their best judgment, including any continuation, postponement or adjournment of the Annual Meeting.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may either vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote virtually during the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote during the virtual Annual Meeting even if you have already submitted a proxy.

•
To vote virtually during the Annual Meeting, enter the Annual Meeting using the 16-digit control number. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/ATRA2024.
•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern time on June 9, 2024 to be counted.
•
To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the Company number and control number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern time on June 9, 2024 to be counted.
•
To vote by mail using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card before the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should receive a Notice containing voting instructions from that broker, bank or other nominee rather than from Atara. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Follow the instructions from your broker, bank or other nominee included with the proxy materials, or contact your broker, bank or other nominee to request a proxy form. You are also invited to attend the virtual Annual Meeting and may vote during the meeting if you log in with the 16-digit control number provided on your proxy materials.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the Record Date.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or during the virtual Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you are a beneficial owner and do not instruct your broker, bank, or other nominee how to vote your shares, the question of whether your broker, bank or other nominee will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter under the rules of various securities exchanges. Brokers, banks and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the applicable rules, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if supported by management. Accordingly, your nominee may not vote your shares on Proposals 1, 2, 4, 5 or 6 without your instructions, but may vote your shares on Proposals 3, 7 and 8 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the nominees for director; “For” the advisory approval of named executive officer compensation; “For” the ratification of selection by the Audit Committee of our Board of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, “For” our 2024 Equity Incentive Plan, “For” the automatic annual increase to our 2024 Equity Incentive Plan, “For” an increase in the shares of common stock available for issuance under our 2014 Employee Stock Purchase Plan, “For” the Charter Amendment Proposal and “For” the Adjournment Proposal. If any other matter is properly presented at the Annual Meeting, your proxyholder will vote your shares using their best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other similar organizations for the cost of forwarding proxy materials to beneficial owners.

We have retained Innisfree M&A Incorporated (“Innisfree”), a proxy solicitation firm, to assist in the solicitation of proxies in connection with the Annual Meeting. We will pay Innisfree $15,000, plus customary fees and reasonable out-of-pocket expenses in connection with such engagement.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices you receive to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•
you may submit another properly completed proxy card with a later date;
•
you may grant a subsequent proxy by telephone or through the internet;
•
you may send a timely written notice that you are revoking your proxy to our Secretary at 2380 Conejo Spectrum Street, Suite 200, Thousand Oaks, California 91320 (such notice will be considered timely if it is received at the indicated address by close of business on the business day immediately preceding the date of the Annual Meeting); or
•
you may attend the Annual Meeting virtually and vote during the Annual Meeting by entering the 16-digit control number that appears on your Notice, proxy card or the instructions that accompanied your proxy materials. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/ATRA2024.

Simply attending the Annual Meeting will not, by itself, revoke your proxy. Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other similar organization as a nominee or agent, you should follow the instructions provided by your broker, bank, or other similar organization.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 27, 2024 to our Secretary at 2380 Conejo Spectrum Street, Suite 200, Thousand Oaks, CA 91320, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, that if our 2025 Annual Meeting of Stockholders is held before May 11, 2025 or after July 10, 2025, then the deadline is a reasonable amount of time prior to the date we print and mail the Notice for the 2025 Annual Meeting of Stockholders. If you wish to submit a proposal (including a director nomination) that is not to be included in next year’s proxy materials, the proposal must be received by our Secretary not later than the close of business on March 12, 2025 nor earlier than the close of business on February 10, 2025; provided, however, that if our 2025 Annual Meeting of Stockholders is held before May 11, 2025 or after July 10, 2025, then the proposal must be received no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

In order to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 11, 2025; provided, however, that if our 2025 Annual Meeting of Stockholders is held before May 11, 2025 or after July 10, 2025, then the notice must be received by the later of 60 days prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of such meeting is made.

What are broker non-votes and what is broker discretionary voting?

If you are a beneficial owner of shares held in a brokerage account and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to New York Stock Exchange rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under New York Stock Exchange rules but not with respect to “non-routine” matters. A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under NYSE rules. The Company believes that Proposals 3, 7 and 8, are the only “routine” matter to be presented at the Annual Meeting on which brokers will be permitted to vote shares on your behalf, even without voting instructions. If your broker votes these shares on your behalf, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting.

Other than Proposals 3, 7 and 8, the Company believes that all proposals set forth in this Proxy Statement are considered “non-routine” matters and brokers will not be able to vote on behalf of their clients if no voting instructions have been furnished. A “broker non-vote” share will not affect the determination of whether the matter is approved, other than Proposals 4, 5 and 6, on which broker non-votes will have the same effect as votes “against.” Please give your broker voting instructions on all proposals to ensure your shares are represented in the vote.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of directors	Plurality of the votes of shares present in person, present by remote communication, if applicable, or represented by proxy and entitled to vote on the matter	None	None
2	Advisory approval of the compensation of our named executive officers	“For” votes from the holders of a majority of shares present in person, present by remote communication, if applicable, or represented by proxy and entitled to vote on the matter	Against	None
3	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024	“For” votes from the holders of a majority of shares present in person, present by remote communication, if applicable, or represented by proxy and entitled to vote on the matter	Against	Not applicable; brokers have discretion to vote
4	Approval of our 2024 Equity Incentive Plan	“For” votes from the holders of a majority of shares present in person, present by remote communication, if applicable, or represented by proxy and entitled to vote on the matter	Against	Against
5	Approval of an automatic annual increase to our 2024 Equity Incentive Plan	"For” votes from the holders of a majority of shares present in person, present by remote communication, if applicable, or represented by proxy and entitled to vote on the matter	Against	Against
6	Approval of an increase in the shares of common stock available for issuance under our 2014 Employee Stock Purchase Plan	“For” votes from the holders of a majority of shares present in person, present by remote communication, if applicable, or represented by proxy and entitled to vote on the matter	Against	Against

7

Approval of an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our common stock at a ratio ranging from any whole number between 1-for-10 and 1-for-30, as determined by the Board in its discretion, subject to the Board’s authority to abandon such amendments

	“For” votes from the holders of a majority of shares present in person, present by remote communication, if applicable, or represented by proxy and entitled to vote on the matter	Against	Not applicable; brokers have discretion to vote
8

Approval of any adjournment of the meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the meeting to approve the proposal to effect the Charter Amendment Proposal

	“For” votes from the holders of a majority of shares present in person, present by remote communication, if applicable, or represented by proxy and entitled to vote on the matter	Against	Not applicable; brokers have discretion to vote

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person by remote communication or represented by proxy. On the Record Date, there were 120,416,138 shares outstanding and entitled to vote. Thus, the holders of 60,208,070 shares must be present in person by remote communication or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your nominee) or if you vote in person by remote communication at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person by remote communication or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What do I do if I have additional questions?

If you have any further questions about voting or attending the Annual Meeting, please contact Innisfree, who is acting as proxy solicitation agent for the Annual Meeting, at 877-750-8332.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is divided into three classes. Each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has seven members. There are three directors in the class whose term of office expires in 2024. Eric L. Dobmeier, a current director whose term expires at the Annual Meeting, has decided not to stand for reelection to the Board. Mr. Heiden was previously elected to the Board by our stockholders. Mr. Mallik was appointed by the Board in 2021. Effective at the Annual Meeting, the size of the Board will be set at six members. Each of the nominees listed below is currently a member of our Board who has been recommended for reelection by the Nominating and Corporate Governance Committee and nominated for reelection by the Board. If elected at the Annual Meeting, each of these nominees would serve until the 2027 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to invite and encourage directors and nominees for director to attend the Annual Meeting. All of our then-serving directors other than Dr. Roncarolo attended our 2023 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person, present by remote communication, if applicable, or represented by proxy and entitled to vote on the election of directors. This means that the two nominees receiving the highest number of affirmative votes, even if less than a majority of the shares outstanding on the record date, will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2027 Annual Meeting

William K. Heiden, 64, has served as a member of the Board since November 2015. Mr. Heiden served as the President and Chief Executive Officer, and as a member of the board of directors, of AMAG Pharmaceuticals, Inc. (acquired by Covis Pharma GmbH), a pharmaceutical company, from May 2012 until April 2020. Prior to joining AMAG, Mr. Heiden served as President and Chief Executive Officer of GTC Biotherapeutics, Inc. (now part of LFB, S.A.), a biotherapeutics company, from June 2010 to May 2012. From September 2004 until December 2008, Mr. Heiden served as President and Chief Executive Officer of Elixir Pharmaceuticals, Inc., (“Elixir”) a biopharmaceutical company. Prior to joining Elixir, Mr. Heiden served as President and Chief Operating Officer of Praecis Pharmaceuticals Incorporated (which was acquired by GlaxoSmithKline), from 2002 to 2004. From 1987 to 2002, Mr. Heiden progressed through various positions of increasing responsibility at Schering-Plough Corporation (which was acquired by Merck & Co.), including managing a number of businesses in the United States, Europe and Canada. Mr. Heiden has served on the board of directors of Macrogenics, Inc. since May 2022. Mr. Heiden holds an M.B.A. from Cornell University’s Johnson Graduate School of Management, a M.I.M. degree from the University of Louvain, and a B.A. degree from the University of Florida. We believe that Mr. Heiden is qualified to serve on our Board due to his extensive experience as a pharmaceutical and biotechnology executive.

Ameet Mallik, 51, has served as a member of the Board since August 2021. Mr. Mallik currently serves as President and Chief Executive Officer as well as a member of the board of directors, of ADC Therapeutics since May 2022. Prior to this, Mr. Mallik served as the Chief Executive Officer of Rafael Holdings, Inc. (“Rafael”), a biopharmaceutical company, from May 2021 until March 2022. Prior to joining Rafael, Mr. Mallik served in roles of increasing responsibility at Novartis International AG (“Novartis”), a global pharmaceutical company. From November 2017 to May 2021, Mr. Mallik served as Executive Vice President and Head, U.S. Oncology of Novartis. In this role, Mr. Mallik was responsible for Novartis’s commercial and medical oncology operations in the United States. From November 2015 to November 2017, Mr. Mallik served as Global Head, Marketing, Value and Access, and from April 2014 to November 2015 as Head, Latin America and Canada, both for Novartis Oncology. Mr. Mallik began his career at Novartis as Head of Strategic Planning and held a number of commercial leadership roles at Novartis and Sandoz. At Sandoz, Mr. Mallik was Head of Biopharmaceuticals & Oncology Injectables. Mr. Mallik previously worked as an Associate Principal at McKinsey and Company. Mr. Mallik previously served as a director on the board of Rafael, from June 2021 until May 2022. Mr. Mallik previously served on the Health Section Governing Board of BIO, the world’s largest trade association representing biotechnology companies and institutions. Mr. Mallik holds a B.S. in Chemical Engineering and an M.S. in Biotechnology from Northwestern University and an M.B.A. from The Wharton School at the University of Pennsylvania. We believe that Mr. Mallik is qualified to serve on our Board due to his extensive experience as a pharmaceutical and biotechnology executive, particularly in oncology and with regard to commercial strategy and market access.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2025 Annual Meeting

Matthew K. Fust, 59, has served as a member of the Board since March 2014. Mr. Fust is a board member and advisor to life sciences companies. Mr. Fust has served on the board of directors of Crinetics Pharmaceuticals, Inc. since February 2018, Ultragenyx Pharmaceutical, Inc. since January 2014, and Neumora Therapeutics, Inc. since December 2020. Mr. Fust formerly served of the board of directors of Sunesis Pharmaceuticals, Inc. from 2005 to 2017, MacroGenics, Inc. from March 2014 until the expiration of his term in May 2020, and Dermira, Inc. from April 2014 through its acquisition by Eli Lilly and Company in February 2020. Mr. Fust was previously Executive Vice President and Chief Financial Officer of Onyx Pharmaceuticals, Inc., a biopharmaceutical company, from January 2009 through its acquisition by Amgen in October 2013. Mr. Fust continued as an employee of Amgen until January 2014. From May 2003 to December 2008, Mr. Fust served as Chief Financial Officer at Jazz Pharmaceuticals, Inc., a specialty pharmaceutical company. From 2002 to 2003, Mr. Fust served as Chief Financial Officer at Perlegen Sciences, a biopharmaceutical company. Previously, he was Senior Vice President and Chief Financial Officer at ALZA Corporation, a pharmaceutical company, where he was an executive from 1996 until 2002. From 1991 until 1996, Mr. Fust was a manager in the healthcare strategy practice at Andersen Consulting. Mr. Fust holds a B.A. from the University of Minnesota and an M.B.A. from the Stanford Graduate School of Business. We believe that Mr. Fust is qualified to serve on our Board due to his extensive experience as a chief financial officer in the life sciences industry, his leadership and management experience, and his service as a director of other biopharmaceutical companies.

Directors Continuing in Office Until the 2026 Annual Meeting

Pascal Touchon, D.V.M., 61, has served as our President and Chief Executive Officer and a member of the Board since June 2019. Prior to joining the Company, Dr. Touchon has served in roles of increasing responsibility at Novartis Oncology, a business unit of Novartis International AG, a global pharmaceutical company, since August 2015, most recently as Global Head Cell & Gene Therapies Oncology and a member of the Oncology Executive Committee. Previously, Dr. Touchon was Global Head Strategy, Business Development & Licensing, Oncology and a member of the Oncology Executive Committee. Prior to joining Novartis, Dr. Touchon spent nearly 30 years in the pharmaceutical industry in various companies, countries and leadership roles, including with Servier SAS, a privately owned French pharmaceutical company, as Senior Executive Vice President, member of the company Executive Committee and Head of Business Development and Licensing. Dr. Touchon has served as a member of the board of directors of Ipsen SA since October 2023. Dr. Touchon also serves as a director of a private biotechnology company and previously served on the boards of several other biotechnology companies. Dr. Touchon holds a Doctorate in Veterinary Medicine from Paul Sabatier University (Toulouse, France), a Diplôme d’Etudes Supérieures Spécialisées (DESS) in Management from Institut d’Administration des Entreprises (Toulouse, France) and an MBA from INSEAD (Fontainebleau, France). We believe that Dr. Touchon is qualified to serve on our Board due to his role as our President and Chief Executive Officer, his extensive experience in the pharmaceuticals industry and his leadership and management experience.

Carol Gallagher, Pharm.D., 59, has served as a member of the Board since January 2013 and as chair of the Board since December 2022. From October 2014 to December 2023, Dr. Gallagher served as a partner and then venture advisor with New Enterprise Associates, a venture capital firm. Prior to joining New Enterprise Associates, Dr. Gallagher served as a venture partner with Frazier Healthcare, a venture capital firm, from October 2013 to September 2014. Dr. Gallagher served as the

President and Chief Executive Officer of Calistoga Pharmaceuticals, a biopharmaceutical company, from 2008 to 2011, when the company was acquired by Gilead. From 2007 to 2008, Dr. Gallagher was the President and Chief Executive Officer of Metastatix, Inc., a biopharmaceutical company. Prior to that time starting in 1989, she served in various roles at pharmaceutical companies Eli Lilly and Company, Amgen, Agouron Pharmaceuticals, Pfizer, Biogen Inc., CancerVax, Inc. and Anadys Pharmaceuticals, Inc. In addition to our Board, Dr. Gallagher serves as a director at PMV Pharmaceuticals, Inc. which she joined in November 2022. She also serves on several private company boards. Dr. Gallagher previously served on the boards of directors at Mirati Therapeutics from June 2023 until January 2024 when the company was acquired, Turning Point Therapeutics, a biotechnology company, from July 2019 until August 2022 when the company was acquired, Frazier Life Sciences Acquisition Corp., a special purpose acquisition company, from November 2020 until November 2022, Certara Inc., a biopharmaceutical tools company, from June 2021 until April 2022, Millendo Therapeutics, Inc., a biotechnology company, from September 2012 until June 2021, Annexon Biosciences, a biopharmaceutical company, from October 2018 until February 2021, and Metacrine, Inc., a biopharmaceutical company, from November 2017 until April 2021. Dr. Gallagher attended Vanderbilt University and holds B.S. and Doctor of Pharmacy degrees from the University of Kentucky. We believe that Dr. Gallagher is qualified to serve on our Board due to her extensive experience in the pharmaceuticals industry, her leadership and management experience, and her service as a director of other biopharmaceutical companies.

Maria Grazia Roncarolo, M.D., 69, has served as a member of the Board since May 2020. Dr. Roncarolo serves as the Professor of Pediatrics and Medicine at Stanford University, and Co-Director of the Stanford Institute for Stem Cell Biology and Regenerative Medicine, positions she has held since June 2014. From 2007 to 2014, Dr. Roncarolo served as Professor of Pediatrics at the School of Medicine and Surgery, San Raffaele Vita-Salute University, in Milan. From 2008 to 2013, Dr. Roncarolo served as the Scientific Director of the San Raffaele Scientific Institute in Milan. From 2000 to 2007, she served as the Director of the San Raffaele Telethon Institute for Gene Therapy in Milan. Prior to joining San Raffaele, she was a scientific staff member of the DNAX Research Institute of Molecular and Cellular Biology. In 2005, Dr. Roncarolo was elected member of the Academia Europea of Sciences. In 2000, she was awarded the honor of Ufficiale dell’Ordine “Al Merito della Repubblica Italiana” for scientific merits. Leading up to that, Dr. Roncarolo actively collaborated in the development of research programs for industry and biotechnology companies, including service as Co-Chair of the Scientific Advisory Board of GlaxoSmithKline plc for cell and gene therapy from 2016 to 2018, as Consultant for Novartis Pharmaceuticals in the areas of immunology, transplantation and gene transfer from 1997 to 2002, and as a founding member of the scientific advisory board for Kinetix Pharmaceuticals from 1997 to 2000. Dr. Roncarolo has served on the board of directors of Cosmo Pharmaceuticals NV since April 2012. She previously served on the board of directors of Graphite Bio, Inc. from 2019 until April 2021. Dr. Roncarolo holds a medical degree from the University of Torino. We believe that Dr. Roncarolo is qualified to serve on our Board due to her deep industry knowledge and experience leading research efforts in the field.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

Generally, under the listing requirements and rules of The Nasdaq Stock Market (“Nasdaq”), independent directors must comprise a majority of a listed company’s board of directors. The Board has undertaken a review of its composition, the composition of its committees and the independence of each director. The Board has determined that, other than Dr. Touchon, by virtue of his position as President and Chief Executive Officer, none of our directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is “independent” as that term is defined under the listing requirements and rules of Nasdaq. Accordingly, a majority of the members of the Board is independent, as required under applicable Nasdaq rules. In making this determination, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

Dr. Gallagher, an independent director, currently serves as the chair of the Board. As chair of the Board, Dr. Gallagher establishes the agenda for regular Board meetings, presides over Board meetings, presides over periodic meetings of the Board’s independent directors, serves as a liaison between our Chief Executive Officer and the independent directors and performs such additional duties as the Board may otherwise determine and delegate. Accordingly, the chair of the Board has substantial ability to shape the work of the Board. We believe that separation of the positions of the chair of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having an independent chair of the Board creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, we believe having an independent chair of the Board can enhance the effectiveness of the Board as a whole.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Audit Committee has the responsibility to consider and discuss our major financial and cybersecurity risk exposures, insurance coverage, and the steps management has taken to monitor and control these exposures, including guidelines and policies designed to mitigate risks identified. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also has oversight of the Company’s practices with respect to enterprise risk assessment and risk management, while management is responsible for day-to-day risk management processes. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the chair of the Board the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Meetings of the Board of Directors

The Board met seven times during 2023. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which they served held during the portion of the last fiscal year for which they were a director or committee member. In addition, in 2023, our non-employee directors met four times in regularly scheduled executive sessions at which only non-employee directors were present.

Information Regarding Committees of the Board of Directors

The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Research and Development Committee. The following table provides membership and meeting information for each of the Board committees in 2023:

Name	Audit	Compensation	Nominating and Corporate Governance	Research and Development
Pascal Touchon, D.V.M.				X*
Eric L. Dobmeier	X	X*
Matthew K. Fust	X*
Carol Gallagher, Pharm.D.
William K. Heiden	X	X
Beth Seidenberg, M.D.(1)			X*	X
Maria Grazia Roncarolo, M.D.			X	X
Ameet Mallik (2)		X	X*(2)
Total meetings in 2023	4	5	1	1

* Committee Chair.

(1)
Dr. Seidenberg resigned from the Board in June 2023.
(2)
Mr. Mallik was appointed as Chair of the Nominating and Corporate Governance Committee in June 2023.

Audit Committee

The Board has determined that each member of the Audit Committee is independent under Nasdaq listing standards and Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that Mr. Fust is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the Audit Committee has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at this determination, the Board examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. The primary functions of this committee include, among others:

•
reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;
•
evaluating the performance of our independent registered public accounting firm and deciding whether to retain its services;
•
monitoring the rotation of partners on the engagement team of our independent registered public accounting firm;
•
reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management, including a review of disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and conferring with our independent registered public accounting firm and management regarding the scope, adequacy and effectiveness of internal control over financial reporting;
•
considering and approving or disapproving of related party transactions;
•
reviewing, with our independent registered public accounting firm and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our financial controls;
•
assessing our financial risk assessment and management of those risks;
•
oversight of cyber risk management and the integrity of our information technology systems, processes and data, and our incident response plans and contingency plans;
•
reviewing and assessing our director’s and officer’s indemnification and insurance;
•
preparing the report required by the rules of the SEC to be included in our annual proxy statement or annual report;
•
reviewing our compliance with legal or regulatory requirements;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters; and
•
reviewing and evaluating, at least annually, the performance of the Audit Committee and the adequacy of its charter.

The Audit Committee is briefed regularly on cybersecurity matters, such as our cybersecurity defense measures, current trends and cybersecurity incidents, including our responses to such incidents, if appropriate, and updates to our continuous and comprehensive employee cybersecurity training programs.

The Audit Committee has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at http://investors.atarabio.com/governance.

Report of the Audit Committee of the Board of Directors1

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Matthew K. Fust

Eric L. Dobmeier

William Heiden

1.
The material in this report is not “soliciting material,” is being furnished and shall not be deemed “filed” with the Commission, and is not to be incorporated by reference in any filing of Atara under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Board has determined that each member of the Compensation Committee is independent under Nasdaq listing standards and Rule 10c-1 promulgated under the Exchange Act, and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The primary functions of this committee include, among others:

•
determining the compensation and other terms of employment of our Chief Executive Officer and other executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;
•
determining the compensation of our non-employee directors;
•
evaluating, adopting and administering our equity incentive plans, compensation plans and similar programs, as well as reviewing the results of any advisory stockholder votes on executive compensation and recommending to the Board the adoption, modification or termination of our plans and programs in light of such votes;
•
establishing policies with respect to equity compensation arrangements;
•
reviewing and assessing the elements of our compensation program as they relate to enterprise risk and the management of any such risks;
•
assessing the independence of each compensation consultant, legal counsel and other advisor to the Compensation Committee, in accordance with and to the extent required by applicable law and Nasdaq;
•
reviewing with management any required disclosures under the caption “Compensation Discussion and Analysis” and recommending to the Board its inclusion in our periodic reports to be filed with the SEC;
•
develop, implement, and periodically review with management, our Incentive Compensation Recoupment Policy (“Clawback Policy”) and Stock Ownership Guidelines for the Company’s directors and executive officers, and monitor compliance with such guidelines;
•
periodically review with the Chief Executive Officer the plans for succession for the Company’s executive officers;
•
preparing the report on executive compensation to be included in the Company’s annual proxy statement;

•
reviewing and recommending to the Board the annual corporate goals of the Company for approval by the Board and assessing the achievement of the Company’s such corporate goals annually and report to the Board on such assessment, for approval by the Board; and
•
reviewing and evaluating, at least annually, the performance of the Compensation Committee and the adequacy of its charter.

The Compensation Committee has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at http://investors.atarabio.com/governance.

Compensation Committee Processes and Procedures

The Compensation Committee met five times during 2023. The agenda for each meeting is usually developed by our Chief Executive Officer, VP, People, Chief Financial Officer, and Chief Legal Officer in consultation with the Chair of the Compensation Committee and our outside compensation consultants, if applicable. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer does not and will not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding their compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee (other than in-house legal counsel and certain other types of advisors), only after assessing their independence in accordance with, and to the extent required by, applicable law and the listing requirements of Nasdaq; however, there is no requirement that any advisor be independent.

During 2023, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant. After considering all of the factors required by applicable Nasdaq rules, the Compensation Committee was satisfied with Pearl Meyer’s independence and requested that its independent compensation consultants evaluate and help us refine our employee and non-employee director compensation strategies and practices. As part of its engagement, Pearl Meyer was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. With respect to the compensation of the Chief Executive Officer, Pearl Meyer developed recommendations that were presented to the Compensation Committee for its consideration. Following a dialogue with Pearl Meyer, the Compensation Committee considered the recommendations in addition to corporate performance and approved the recommendations subject to certain modifications deemed appropriate by the Compensation Committee. With respect to the executive officers, the Chief Executive Officer in consultation with Pearl Meyer developed recommendations that were presented to the Compensation Committee for its consideration. Following discussion with the Chief Executive Officer and with Pearl Meyer, the Compensation Committee considered the recommendations in addition to corporate and individual performance and approved the recommendations subject to certain modifications deemed appropriate by the Compensation Committee.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation and determined bonus and equity awards at one or more meetings held during the first quarter of the year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy, risks created by that strategy and new trends, retention concerns and plans or approaches to compensation, at various meetings throughout the year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee with feedback from the Board as well as the executives, which determines any adjustments to Chief Executive Officer’s compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials that it deems relevant. These materials may include financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current compensation levels across our Company and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at the comparative group of companies (with such group of companies developed by Pearl Meyer and agreed upon by the Compensation Committee).

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee.

Nominating and Corporate Governance Committee

The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq listing standards. The primary functions of this committee include:

•
periodically reviewing and evaluating director performance on the Board and its committees, and recommending to the Board and management areas for improvement;
•
interviewing, evaluating, nominating and recommending individuals for membership on the Board and its committees;
•
develop and recommend to the Board an orientation program and continuing education for all directors, as appropriate;
•
reviewing periodically with the Company’s Chief Legal Officer, or appropriate delegates, the Company’s compliance with legal and regulatory requirements;
•
reviewing and assessing the Company’s practices with respect to enterprise risk assessment and enterprise risk management;
•
reviewing and recommending to the Board any amendments to our corporate governance policies; and
•
reviewing and assessing, at least annually, the performance of the Nominating and Corporate Governance Committee and the adequacy of its charter.

The Nominating and Corporate Governance Committee has authority to engage advisors or consultants (including legal counsel and search firms), as it deems appropriate to carry out its responsibilities. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at http://investors.atarabio.com/governance.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. In evaluating director nominee candidates, the Nominating and Corporate Governance Committee typically also considers factors such as: possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in their field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders and other factors deemed appropriate given then-current needs of the Board and Atara, to maintain a balance of knowledge, experience and capability. However, the Nominating and Corporate Governance Committee retains the right to modify the above qualifications from time to time.

The Board believes that diversity of viewpoints, background, experience, and other characteristics, such as race, gender, ethnicity, sexual orientation, culture and nationality, are an important part of its makeup, and the Nominating and Corporate Governance Committee and the Board actively seek these characteristics in identifying director candidates.

Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements, Nasdaq listing standards, applicable law and regulations and the long-term interests of stockholders. The Nominating and Corporate Governance Committee also determines whether a nominee is independent for Nasdaq purposes based upon Nasdaq listing standards, SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of potential director candidates. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and ultimately recommend director nominees to the Board.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to Atara during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 2380 Conejo Spectrum Street, Suite 200, Thousand Oaks, CA 91320 not less than six months prior to any meeting at which directors are to be elected. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Research and Development Committee

The Research and Development Committee provides advice and support to the Company in relation to the Company’s research and development activities and strategy. The primary function of this committee is to confer with the Chief Executive Officer and the Company’s research and development leadership team regarding:

•
the Company’s research and development activities and strategy;
•
significant emerging regulatory, research, scientific, and medical trends and developments relevant to the Company’s research and development activities and strategy, including their potential impact on the Company’s programs or plans;
•
infrastructure and resources made available by the Company for its research and development activities and clinical trial programs; and
•
research and development, scientific, medical and intellectual property aspects of any proposed material transactions such as significant investments, acquisitions and licenses.

The Board has adopted a written Research and Development Committee charter that is available to stockholders on our website at http://investors.atarabio.com/governance.

Ad Hoc Transactions Committee

The ad hoc Transactions Committee meets as needed to review and advise the Company in relation to key corporate transactions, including potential collaborations and licensing arrangements. The primary function of this ad hoc committee is to confer on such matters with the Chief Executive Officer and the Company’s corporate development, finance and legal leadership teams. The members of the ad hoc Transactions Committee are Dr. Gallagher, and Messrs. Dobmeier, Heiden and Mallik, each of whom have significant expertise in structuring, evaluating and advising on biotechnology collaboration and licensing transactions.

Summary of Current Director Core Experiences, Skills and Board Tenure

Our Board members are a diverse group of highly qualified leaders in their respective fields. Most of our directors have senior leadership experience at large public and private companies and have significant and diverse management experience (including strategic, planning, financial reporting, compliance, risk management, leadership development, scientific and healthcare industry expertise). The Board believes the skills, qualities, attributes, experience and diversity of our directors provide us with a range of perspectives to effectively represent the best interests of our stockholders. The chart below summarizes our directors’ strengths.

Experience / Skills*	Touchon	Dobmeier	Fust	Gallagher	Heiden	Mallik	Roncarolo
Healthcare Industry, Providers and Payers	✓	✓	✓	✓	✓	✓
Research and Development	✓			✓			✓
Regulatory / Compliance	✓	✓	✓	✓		✓	✓
Public Company Governance	✓	✓	✓	✓	✓	✓	✓
Financial / Accounting	✓	✓	✓	✓	✓	✓
Executive Leadership	✓	✓	✓	✓	✓	✓	✓
M&A / Transactions	✓	✓	✓	✓	✓	✓
Board Tenure (Year Joined)	2019	2015	2014	2013	2015	2021	2020

*The lack of a mark for a particular item does not mean the director does not possess the specific qualification, characteristic, skill or experience. Each of our directors has experience and/or skills in the enumerated areas, the mark is intended to indicate the director has a particular strength in such area.

Board Diversity

Our Board is comprised of several individuals who self-identify as women or are from underrepresented communities. Our Board is committed to continuously align the composition of the Board and its leadership structure with our long-term strategic needs. The Nominating and Corporate Governance Committee identifies, evaluates, and makes recommendations to the Board. The Nominating and Corporate Governance Committee considers current Board skills, background, diversity, independence, experience, tenure, and anticipated retirements to identify gaps that may need to be filled on the Board. We recognize there is always more that can be done to promote diversity and inclusion and we actively seek ways to embrace diversity, inclusion, and equitable representation at all levels of our organization.

Board Diversity Matrix

Total Number of Directors	7
Part I: Gender Identity	Female	Male
Directors	2	5
Part II: Demographic Background
Asian	0	1
White	2	4

LGBTQ+	0	1

Stockholder Communications with the Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available on our website at http://investors.atarabio.com/governance. Any interested person may also communicate directly with the chair of the Board or the independent or non-employee directors. Persons interested in communicating directly with the independent or non-employee directors regarding their concerns or issues are referred to the procedures for such communications on our website at http://investors.atarabio.com/governance/contact-board.

Code of Conduct

The Board has adopted a code of conduct that applies to all of our corporate employees, officers and directors, including those officers and employees responsible for financial reporting. Our code of conduct is available on our website at https://investors.atarabio.com/governance/governance-documents. We intend to disclose any amendments to this policy, or any waivers of its requirements, on our website or in public filings to the extent required by applicable SEC rules or exchange requirements.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, conflicts of interest, and board committees and compensation. The Corporate Governance Guidelines also formalize the Board’s belief that a diversity of viewpoints, background, experience and other characteristics, such as race, gender, ethnicity, sexual orientation, culture and nationality, are an important part of its makeup, and that it actively seeks these characteristics in identifying director candidates.

Our Corporate Governance Guidelines are available on our website at https://investors.atarabio.com/governance/governance-documents.

Compliance Program

Our Compliance Program is designed to promote ethical business conduct and compliance with applicable laws and regulations. Key components of our compliance program include policies and procedures, compliance training and educational opportunities, maintaining avenues for staff to raise concerns without fear of retaliation, including anonymously through a business conduct hotline, and responding appropriately to compliance-related events.

Stock Ownership Guidelines

Our Stock Ownership Guidelines for our directors and named executive officers further align their financial interests with those of our stockholders, as well as promote sound corporate governance. For a detailed description of our Stock Ownership Guidelines see “Other Compensation Policies and Guidelines – Stock Ownership Guidelines” below.

Insider Trading Policy (including Anti-Hedging and Anti-Pledging)

Our Insider Trading Policy prohibits all employees (including executive officers) and directors from engaging in short sales, transactions in put or call options, hedging transactions or similar inherently speculative transactions with respect to our stock at any time. For a detailed description of our Insider Trading Policy see “Other Compensation Policies and Guidelines – Insider Trading Policy (including Anti-Hedging and Anti-Pledging)” below.

Clawback Policy

For a detailed description of our Clawback Policy see “Other Compensation Policies and Guidelines – Clawback Policy” below.

Environmental, Social, and Governance

Our mission is to transform the lives of patients with serious diseases through pioneering science, teamwork and a commitment to excellence.

We are committed to building a safe, environmentally sustainable and ethical business that provides long-term value for all Atara stakeholders.

As part of this commitment, we support Environmental, Social and Governance (“ESG”) initiatives aligned to our mission, culture and core values. These values provide the foundation for us to demonstrate our dedication to patients, staff, our environment and local communities. Our Board oversees the ESG initiatives and associated risks relevant to the Company.

Governance

We are committed to good corporate governance and conducting our business in an ethical manner. We have adopted numerous policies and guidelines to facilitate legal and ethical conduct and to further align the interests of our employees and directors with our stockholders and other key stakeholders, including the patients we serve. For a detailed description of several of these policies and guidelines, see “Information Regarding the Board of Directors and Corporate Governance” above.

Transparency, Respect, Accountability, Integrity, and Trust (“TRAIT”) Values

We have formalized a set of company values to guide us in how we conduct our business, interact with colleagues and execute our corporate strategy.

Environmental Sustainability

We are committed to operating our facilities in an environmentally responsible way to reduce environmental impacts and protect our people, our business, the environment and the communities where we operate. In light of the potential impact our business may have on the environment, we have set goals and adopted a number of internal policies and management systems designed to eliminate, reduce, or substitute hazardous materials and waste and reduce water and energy consumption. For example, we constructed our Atara Research Center in Thousand Oaks, California with provisions made to comply with Title 24 requirements, including exterior wall insulation, LED lighting with energy reducing controls system, low flow restroom fixtures, drought tolerant landscaping design, waste stream segregation for landfill and recyclables, and elimination of chlorofluorocarbons and other harmful chemicals during construction.

Community

We are committed to fostering the growth of the next generation of leaders through our involvement in our communities. Through active engagement with local schools, we discuss careers in Science, Technology, Engineering, & Mathematics.

In addition, we have worked with local universities to provide summer internship opportunities at both the graduate and undergraduate levels. Additionally, for the National Day of Giving we partnered with James Storehouse, a local non-profit focused on serving kids in foster care to provide housing starter kits for youth aging out of the foster care system and setting up their first home.

We also collaborate with other biotech companies and our local community through Biocom California, the Healthcare Businesswoman’s Association, and the Conejo Valley Chamber of Commerce, amongst others. We look forward to continuing our community involvement to advance innovation and diversity in our industry.

Patients

We are committed to the highest standards of product quality and patient safety. Through the training of full-time staff, contract workers and vendors on our policies, standard operating procedures, work instructions and guidelines, we strive to carry out all activities to the standards and expectations for compliance and quality performance. Close oversight of the operations of our contracted manufacturing service providers makes certain their activities also adhere to our standards. Information on our current clinical studies can be found on our website at www.atarabio.com.

As the most advanced allogeneic T-cell immunotherapy company with the first ever regulatory approval in the world for an allogeneic T-cell immunotherapy, we intend to rapidly deliver off-the-shelf treatments to patients with high unmet medical need and continue to develop novel investigational treatments for patients with cancer and autoimmune diseases. We strive to make every effort to support patients in need of treatment options. We will consider providing an individual patient with access to investigational product candidates through our Expanded Access Policy. More information on our Expanded Access Policy can be found on our website at https://www.atarabio.com/expanded-access-patients/.

Staff Engagement

We are dedicated to providing an inclusive, safe, and collaborative environment for all staff. Staff engagement and feedback is an integral part of helping us create and maintain an inclusive, safe and collaborative environment for our staff. We gather feedback periodically through multi-channel opportunities, such as climate surveys, company-wide surveys, culture champion forums, functional department meetings, team meetings, individual meetings, social functions and more. We conduct feedback surveys that are designed to help us measure overall staff engagement. These surveys help us assess our culture and obtain feedback on a range of topics that help us build a stronger workplace environment by providing important insight into the areas we may need to focus on. The feedback we obtain through these channels is used to support and measure our progress on key corporate initiatives and adherence to our TRAIT values.

Total Rewards Program

We offer a comprehensive total rewards package that includes competitive pay, health, retirement, time-off and company-ownership opportunities through equity-based incentive programs. Additionally, all our staff members are offered access to well-being services such as financial, legal and estate planning. We recently enhanced our mental health solutions to provide all staff members and their families access to mental wellness tools for meditation, sleep, coaching and personalized therapy sessions. We also offer all staff members a yearly wellness stipend to support their choice of wellness activities. Finally, we have enhanced our family care solutions to provide options for backup child and elder care resources, pet care, tutoring and college coaching. Our rewards make up a comprehensive package that helps our staff members live balanced lives, where they can grow personally and professionally.

Commitment to Diversity and Inclusion

Consistent with our TRAIT values, we believe a diverse and inclusive culture supports our ability to serve patients. We recognize there is always more that can be done to promote diversity and inclusion and we actively seek ways to embrace diversity, inclusion and equitable representation at all levels of our organization.

Atara Staff Diversity

Ethnicity
African American or Black
Asian
Caucasian or White
Latino or Hispanic
Multiple Races
1
2
12
31
54

We have established a diversity and inclusion advisory group to promote engagement on a number of topics related to diversity, inclusion & belonging (“DI&B”), including workshops and supporting the emergence of affinity groups as part of our efforts to create a more equitable workplace. We encourage all of our staff to participate in our DI&B initiatives to strengthen and grow our diverse and inclusive culture, which include educational webinars, cultural engagement events, fireside chats and a robust set of DI&B courses available through LinkedIn Learning.

Our first affinity group, which has established the groundwork for future groups, is the Atara Women’s Alliance, the mission of which is to strengthen the leadership, voices and impact of women, and to create an inclusive environment where diverse viewpoints and backgrounds are valued. The Atara Out and Allied affinity group has since been established to help increase visibility, understanding and representation of LGBTQ+ Atara staff and their allies by highlighting & addressing the unique issues facing this community, while providing support and mentoring opportunities to its members.

Cybersecurity and Data Security

We have established policies and processes designed to assess, identify, and manage material risk from cybersecurity threats, and have integrated these processes into our overall risk management systems and processes. We routinely assess material risks from cybersecurity threats, including any potential unauthorized occurrence on or conducted through our information systems that may result in adverse effects on the confidentiality, integrity, or availability of our information systems or any information residing therein. We monitor our environments to identify cybersecurity threats, as well as assess our environments in the event of a material change in our business practices that may affect information systems that are vulnerable to such cybersecurity threats. These risk assessments include identification of reasonably foreseeable internal and external risks, the likelihood and potential damage that could result from such risks, and the sufficiency of existing policies, procedures, systems, and safeguards in place to manage such risks.

Following our monitoring, we adjust, implement and maintain reasonable safeguards to minimize identified risks; reasonably address any identified gaps in existing safeguards; and regularly monitor the effectiveness of our safeguards. Primary responsibility for assessing, monitoring and managing our cybersecurity risks rests with our Chief Information Officer, who reports to our Chief Financial Officer, to manage any identified risks and mitigation process. As part of our overall cyber security framework, we monitor and test our safeguards and train our employees on these safeguards, in collaboration with our information technology department and management. Personnel at all levels and departments are made aware of our cybersecurity policies through ongoing training.

We engage third-party vendors in connection with our cybersecurity risk monitoring and processes. These service providers assist in our design and implementation of our cybersecurity policies and procedures, as well as to monitor and test our safeguards. We require each third-party service provider to certify that it has the ability to implement and maintain appropriate security measures, consistent with all applicable laws, to implement and maintain reasonable security measures in connection with their work with us, and to promptly report any suspected breach of its security measures that may affect our company.

We also maintain insurance coverage that is intended to address certain aspects of cybersecurity risks.

Notwithstanding any of these measures, our systems and networks remain potentially vulnerable to known or unknown cybersecurity attacks and other threats, any of which could have a material adverse effect on our consolidated results of operations, financial condition and cash flows. We have experienced, and will continue to experience, cyber incidents in the normal course of our business. As of the date of this report, we have not identified any risks from cybersecurity threats, including those from any previous cybersecurity incidents, that have materially affected us, our business strategy, results of operation or financial condition. However, there can be no assurances that a cybersecurity threat or incident that could have a material impact on us will not occur in the future.

The Audit Committee of the Board of Directors is responsible for the primary oversight of our information security programs, including relating to cybersecurity. The Audit Committee receives status updates on at least a semi-annual basis from our Chief Information Officer on, among other things, our cyber risks and threats, the status of projects to strengthen our information security systems, assessments of our security program, and our views of the emerging threat landscape. The Chair of the Audit Committee regularly reports to the Board on cybersecurity risks and other matters reviewed by the Audit Committee. In addition, all Board members have access to the materials for each Audit Committee meeting.

Our Chief Information Officer is responsible for the oversight of our cybersecurity risks. We have implemented a security incident response plan and use this incident response framework as part of the process we employ to keep the Audit Committee and our executive management informed about cybersecurity risks and to monitor the prevention, detection, mitigation and remediation of cybersecurity incidents. The plan is a set of procedures and tasks that our incident response team, under the direction of the Chief Information Officer, executes with the goal of ensuring timely identification and appropriate resolution of cybersecurity incidents. In addition, we validate compliance with our internal data security controls through the use of security monitoring tools.

Our Chief Information Officer has over 25 years of information technology experience and has a thorough understanding of enterprise level cyber security framework. Our Chief Information Officer has also participated in cybersecurity reviews and implementations including various tools and platforms for over 10 years and drives strategic cyber security implementations based on industry best practices that helps us strengthen our security posture on a continuous basis.

Supplier Code of Conduct

We are committed to maintaining the highest standards of legal and ethical conduct and to reflect our TRAIT values. We expect our suppliers to demonstrate a similar commitment to legal and ethical business practices. Our Supplier Code of Conduct conveys our minimum expectations for our suppliers, and their respective subcontracts and suppliers, to: (i) operate in full compliance with all laws, rules, and regulations; (ii) conduct business ethically and act with integrity; (iii) uphold the human rights of workers and to treat workers with dignity and respect; (iv) provide a safe and healthy working environment; and (v) operate in an environmentally responsible and efficient manner. Our Supplier Code of Conduct can be found on our website at https://www.atarabio.com/suppliers.

Supplier Diversity

We support a diverse and inclusive culture externally through our procurement activities. We utilize small and diverse businesses, including those owned by women, minorities and veterans, to supply goods and services in support of our business and operations.

PROPOSAL 2

Advisory Vote on Executive Compensation

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are designed to meet two objectives: (i) to attract and retain talented and skilled executives by paying for performance; and (ii) to align compensation of our executives with our stockholders through an appropriate mix of short-term and long-term compensation. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion that accompanies the compensation tables, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board, the Compensation Committee or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to the Board and the Compensation Committee, and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person, present by remote communication, if applicable, or represented by proxy and entitled to vote on the matter at the annual meeting. Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of the Company’s named executives, the next scheduled say-on-pay vote will be at the 2025 Annual Meeting of Stockholders.

The Board Of Directors Recommends

A Vote In Favor Of Proposal 2

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte & Touche”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche has audited our financial statements since our inception in 2012. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte & Touche to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Atara and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person, present by remote communication, if applicable, or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Deloitte & Touche.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for each period presented by Deloitte & Touche.

	Fiscal Year Ended December 31,
	2023	2022
	(in thousands)
Audit fees(1)	$1,463	$1,521
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-
Total fees	$1,463	$1,521

(1)
Audit fees. Audit fees consist of fees for services rendered in connection with the audits of our annual financial statements and reviews of our interim financial statements, services rendered in connection with the filing of our registration statements, and the issuance of comfort letters and consents.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by Deloitte & Touche. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND

A VOTE IN FAVOR OF PROPOSAL 3

PROPOSAL 4

Approval of the Atara Biotherapeutics, Inc. 2024 Equity Incentive Plan

On April 10, 2024, the Board approved the Atara Biotherapeutics, Inc. 2024 Equity Incentive Plan (the “2024 Plan”), subject to approval by our stockholders. The 2024 Plan will replace the Atara Biotherapeutics, Inc. 2014 Equity Incentive Plan (the “2014 Plan”), which expired on March 31, 2024. No new awards may be granted under the 2014 Plan after March 31, 2024, although the 2014 Plan will continue to govern awards granted prior to its expiration. Accordingly, as of April 1, 2024, the Company no longer has an active equity incentive plan and therefore, the approval of the 2024 Plan is critically necessary. Without approval, we will not have any ability to issue equity grants and align employee interests with long-term value creation.

If the 2024 Plan is approved by our stockholders, we will continue to be able to make awards of long-term equity incentives, which we believe are critical for attracting, motivating, rewarding and retaining a talented team who will contribute to our success. If the 2024 Plan is not approved by our stockholders, the Company will not have an active equity incentive plan and we may be required to increase the cash component of our compensation mix, which would severely inhibit our ability to (i) align our executives’ interests with the interests of our stockholders, (ii) recruit and retain new executives, key employees and non-employee directors, and (iii) motivate our current executives and key employees over a long-term horizon. As of the Record Date, nearly all of our issued and outstanding stock options are significantly “underwater.”

At the Annual Meeting, stockholders are also being asked to separately approve a provision under the 2024 Plan that will provide for automatic increases to the share reserve on an annual basis, as described in Proposal 5 (the “Evergreen Proposal”). Accordingly, such proposal is being presented to stockholders separately as Proposal 5 and the approval of this Proposal 4 will not constitute an approval of Proposal 5 with respect to automatic increases to the share reserve. The 2024 Plan will include automatic increases to the share reserve only if Proposal 5 with respect to the Evergreen Proposal is separately approved by stockholders. Please see Proposal 5 for further information regarding the Evergreen Proposal.

Equity Grant Practices

Outstanding Equity Awards

As of the Record Date, there were approximately 24,063,661 awards issued and outstanding under the 2014 Plan, of which 8,304,241 were stock options, nearly all of which are significantly “underwater".

Dilution

Annual dilution from our equity compensation program is measured as the total number of shares subject to equity awards granted in a given year, less cancellations and other shares returned to the reserve that year, divided by total shares outstanding at the end of that year. Annual dilution from our equity compensation program for fiscal year 2023 was 3.1%. Overhang is another measure of the dilutive impact of our equity compensation program. Our overhang is equal to the number of shares subject to outstanding equity compensation awards plus the number of shares available to be granted, divided by the total number of outstanding shares. As of the Record Date, our overhang was 23.7%. As of the Record Date, the 6,900,000 shares being requested under the 2024 Plan would bring our aggregate overhang to approximately 29.4%. Overhang percentages are based on 120,416,138 shares of common stock outstanding as of the Record Date and does not include 32,153,085 pre-funded warrants issued and outstanding as of such date.

Burn Rate

Burn rate is a measure of the number of shares subject to equity awards that we grant annually, which helps indicate the life expectancy of our equity plans and is another measure of stockholder dilution. We determine our burn rate by dividing the aggregate number of shares subject to awards granted during a given year by the weighted average number of shares outstanding during that year. Our three-year average Burn Rate is 9.5% and our burn rate for each of the past three fiscal years has been as follows:

Year	Stock Options Granted (A)	Performance-Based Stock Options Earned (1)(B)	Full-Value Awards Granted (RSUs) (C)	Performance Share Units Earned (2)(D)	Total (A)+(B)+(C)+(D)(3)	Basic Weighted Average Common Shares Outstanding	Burn Rate (4)
2023	4,693,897	---	5,635,916	---	10,329,813	99,885,158	10.3%
2022	3,288,055	---	5,947,417	---	9,235,472	94,193,778	9.8%
2021	2,643,378	---	4,624,257	---	7,267,635	85,873,911	8.5%

(1)
Performance stock options are shown based on the number earned. We granted 0, 327,916 and 0 performance stock options at target in 2023, 2022 and 2021, respectively.
(2)
Performance share units are shown based on the number earned. We did not grant any performance share units in 2023, 2022 or 2021.
(3)
Includes shares forfeited by former employees upon termination of their employment and subsequently re-issued, from time to time, to then current employees, in each case, in accordance with the 2014 Plan
(4)
Does not include issued and outstanding pre-funded warrants. As of the Record Date, 32,153,085 pre-funded warrants were issued and outstanding.

Certain Features of the 2024 Plan

The following features of the 2024 Plan are designed to reinforce alignment between the equity compensation arrangements awarded pursuant to the 2024 Plan and our stockholders’ interests:

•	No discounting of stock options or stock appreciation rights;
•	No repricing or replacement of underwater stock options or stock appreciation rights without stockholder approval;
•	No dividend equivalents on stock options or stock appreciation rights;
•	No dividends or dividend equivalents paid on unearned awards;
•	No liberal share recycling provision;
•	Annual non-employee director compensation limit; and
•	No liberal definition of “change in control.”

Purposes of the 2024 Plan

Equity-based compensation is a significant component of our compensation program and the 2024 Plan is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any affiliate and provide a means by which the eligible recipients may benefit from increases in value of our common stock.

Under the 2024 Plan, the Company may grant:

•	Non-qualified stock options;
•	Incentive stock options (within the meaning of Section 422 of the Internal Revenue Code);
•	Stock appreciation rights (“SARs”);
•	Restricted stock, restricted stock units and other stock awards (collectively, “Stock Awards”); and
•	Performance awards.

Description of the 2024 Plan

The following description is qualified in its entirety by reference to the plan document, a copy of which is attached as Appendix A and incorporated into this Proxy Statement by reference.

Administration

The 2024 Plan will be administered by the Board of Directors of the Company which may delegate the administration of the 2024 Plan to the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board (the “Plan Committee”), in each case consisting of two or more members of the Board. Each member of the Plan Committee will be intended to be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of Nasdaq.

Subject to the express provisions of the 2024 Plan, the Plan Committee has the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by an agreement containing such terms and conditions not inconsistent with the 2024 Plan as the Plan Committee approves. The Plan Committee also has authority to establish rules and regulations for administering the 2024 Plan and to decide questions of interpretation or application of any provision of the 2024 Plan. The Plan Committee may take any action to (1) accelerate, in whole or in part, the time at which an award may be exercised or vest or (2) provide that any performance measures applicable to any outstanding award be deemed satisfied at the target, maximum or any other level.

The Plan Committee may delegate some or all of its power and authority under the 2024 Plan to a subcommittee of the Board, a member of the Board or an officer of the Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to a member of the Board or any officer with regard to awards to persons subject to Section 16 of the Exchange Act.

Available Shares

Under the 2024 Plan, the number of shares of common stock initially available for all awards, other than substitute awards granted in connection with corporate transactions, will be 6,900,000 shares. This amount is subject to adjustment in the event of any equity restructuring that causes the per-share value of shares of common stock to change, including, without limitation, a merger, stock dividend, stock split, combination of shares or recapitalization through a large nonrecurring cash dividend. Accordingly, if Proposal 7 relating to a reverse stock split is approved and the reverse stock split is implemented, then the available shares under the 2024 Plan will be adjusted pursuant to the adjustment provisions set forth in the 2024 Plan. The number of available shares will be reduced by the sum of the aggregate number of shares of common stock that become subject to outstanding awards. On the Record Date, the closing sales price per share of our common stock as reported on Nasdaq was $0.68.

At the Annual Meeting, stockholders are also being asked to separately approve a provision under the 2024 Plan that will provide for automatic increases to the share reserve on an annual basis, as described in Proposal 5. Approval of this Proposal 4 will not constitute an approval of Proposal 5 with respect to the Evergreen Proposal. The 2024 Plan will include automatic increases to the share reserve only if Proposal 5 with respect to the Evergreen Proposal is approved by stockholders. Please see Proposal 5 for further information regarding the Evergreen Proposal.

To the extent that shares of common stock subject to an outstanding award granted under the 2024 Plan or the 2014 Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related SAR or shares subject to a SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of common stock shall again be available under the 2024 Plan. Shares of common stock subject to an award under the 2024 Plan or the 2014 Plan will not again be available for issuance under the 2024 Plan if such shares are (x) shares that were subject to an option or a SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (y) shares delivered to or withheld by the Company to pay the taxes related to an outstanding award or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise.

Corporate Transactions

Unless otherwise provided in an award agreement, in the event of a Corporate Transaction, the Board (as constituted prior to such Corporate Transaction) will take one or more of the following actions with respect to awards, contingent upon the closing or completion of the Corporate Transaction: (i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the award or to substitute a similar award for the award; (ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of common stock issued pursuant to the award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company); (iii) accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board will determine, with such award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; (iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the award; (v) cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration or other property, if any, as the Board, in its sole discretion, may consider appropriate; or (vi) cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the participant would have received upon the exercise of the award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise.

Under the terms of the 2024 Plan, a Corporate Transaction is generally defined as the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its subsidiaries; (ii) a sale or other disposition of at least 90% of the outstanding securities of the Company; (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of common stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

In addition, under the terms of the 2024 Plan, an award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the award agreement or as may be provided in any other written agreement between the Company or any affiliate and the participant, but in the absence of such provision, no such acceleration will occur. Under the terms of the 2024 Plan, a Change in Control is generally defined as (i) a change in ownership of more than 50% of the combined voting power of the Company’s then outstanding securities, (ii) certain mergers, consolidations or similar transactions, (iii) certain sales, leases, excusive licenses or other disposition of all or substantially all of the consolidated assets of the Company, or (iv) certain changes in the majority composition of the Board.

No Repricing

The Plan Committee may not, without the approval of our stockholders, effect (i) the reduction of the exercise price, purchase price or base price of any previously granted option or SAR, (ii) the cancellation of any previously granted option or SAR in exchange for another option or SAR with a lower exercise price, purchase price or base price, (iii) the cancellation of any previously granted option or SAR in exchange for cash or another award if the exercise price, purchase price or base price of such option or SAR exceeds the fair market value of a share of common stock on the date of such cancellation, or (iv) any other action that is treated as a repricing under generally accepted accounting principles, in each case, other than in connection with a Corporate Transaction or other adjustment provisions set forth in the 2024 Plan.

Clawback of Awards

All awards granted under the 2024 Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, including, but not limited to, the Atara Biotherapeutics, Inc. Incentive Compensation Recoupment Policy.

Effective Date, Termination and Amendment

The 2024 Plan will become effective as of the date of stockholder approval and will terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board. The Board may amend the 2024 Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including any rule of Nasdaq, and provided that no amendment will materially impair the rights of a holder of an outstanding award without the written consent of such holder.

Eligibility

Participants in the 2024 Plan will consist of such officers, other employees, non-employee directors and consultants of the Company and its affiliates as selected by the Plan Committee. As of the Record Date, approximately 165 employees and five non-employee directors would be eligible to participate in the 2024 Plan, if selected by the Plan Committee. The Company has not historically granted equity to consultants and currently does not anticipate changing this practice.

Non-Employee Director Compensation Limit

Under the terms of the 2024 Plan, the aggregate value of cash compensation and the grant date fair value of shares of common stock that may be awarded or granted during any fiscal year of the Company to any non-employee director will not exceed $1,250,000. The non-employee director compensation limit under the 2024 Plan will not apply to distributions of previously deferred compensation under a deferred compensation plan maintained by the Company or compensation received by a director in their capacity as an executive officer or employee of the Company.

Stock Options and SARs

The 2024 Plan provides for the grant of stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each option and SAR.

Each option will be exercisable for no more than ten (10) years after its date of grant. If the option is an incentive stock option and the optionee owns greater than ten percent (10%) of the voting power of all shares of capital stock of the Company or an affiliate (a “ten percent holder”), then the option will be exercisable for no more than five (5) years after its date of grant. Except in cases of substitute awards granted in connection with a Corporate Transaction, the exercise price of an option will not be less than 100% of the fair market value of a share of Company common stock on the date of grant, unless the option is an incentive stock option and the optionee is a ten percent holder, in which case the exercise price will be no less than 110% of the fair market value of a share of Company common stock on the date of grant.

Each SAR will be exercisable for no more than ten (10) years after its date of grant. Other than in cases of substitute awards granted in connection with a Corporate Transaction, the base price of a SAR will not be less than 100% of the fair market value of a share of Company common stock on the date of grant. A SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of common stock or, to the extent provided in the award agreement, cash or a combination thereof, with an aggregate value equal to the difference between the fair market value of the shares of common stock on the exercise date and the base price of the SAR.

Notwithstanding anything in the award agreement to the contrary, the holder of an option or SAR will not be entitled to receive dividend equivalents with respect to the shares of common stock subject to such option or SAR.

Stock Awards

The 2024 Plan provides for the grant of Stock Awards. The Plan Committee may grant a stock award as a restricted stock award, restricted stock unit award or other stock award. Restricted stock awards and restricted stock unit awards may be subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period.

Unless otherwise set forth in an award agreement relating to a restricted stock award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of common stock; provided, however, that distributions with respect to shares of common stock, including regular cash dividends, shall be deposited with the Company and shall be subject to the same restrictions as the shares of common stock to which they relate.

The agreement awarding restricted stock units will specify (1) whether such award may be settled in shares of common stock, cash or a combination thereof and (2) whether the holder will be entitled to receive dividend equivalents. Any dividend equivalents credited with respect to restricted stock units will be subject to the same vesting and other restrictions as the restricted stock units to which they relate. Prior to settlement of a restricted stock unit award, the holder of a restricted stock unit has no rights as a stockholder of the Company.

Performance Awards

The 2024 Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of common stock or cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Plan Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period and for the forfeiture of such award if the specified performance measures are not satisfied or met during the specified performance period. The agreement relating to a performance award may, but need not, also require the holder’s continued employment with the Company for a specified period. Any dividends or dividend equivalents with respect to a performance award will be subject to the same vesting and other restrictions as such performance award. Prior to the settlement of a performance award in shares of common stock, the holder of such award has no rights as a stockholder of the Company with respect to such shares.

Performance Measures

Under the 2024 Plan, the grant, vesting, exercisability or payment of certain awards, or the receipt of shares of common stock subject to certain awards, may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Plan Committee at the time of grant. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company, or a combination thereof, may be used by the Plan Committee in establishing performance measures under the 2024 Plan: (1) profit before tax; (2) billings; (3) revenue; (4) net revenue; (5) earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings); (6) operating income; (7) operating margin; (8) operating profit; (9) controllable operating profit, or net operating profit; (10) net profit; (11) gross margin; (12) operating expenses or operating expenses as a percentage of revenue; (13) net income; (14) earnings per share; (15) total stockholder return; (16) market share; (17) return on assets or net assets; (18) the Company’s stock price; (19) growth in stockholder value relative to a pre-determined index; (20) return on equity; (21) return on invested capital; (22) cash flow (including free cash flow or operating cash flows); (23) cash conversion cycle; (24) economic value added; (25) individual confidential business objectives; (26) contract awards or backlog; (27) overhead or other expense reduction; (28) credit rating; (29) strategic plan development and implementation; (30) succession plan development and implementation; (31) improvement in workforce diversity; (32) customer indicators; (33) new product invention or innovation; (34) attainment of research and development milestones; (35) improvements in productivity; (36) bookings; (37) initiation of phases of clinical trials and/or studies by specified dates; (38) regulatory body approval with respect to products, studies and/or trials; (39) patient enrollment dates; (40) commercial launch of products; and (41) other measures of performance selected by the Board.

Each such goal may be expressed on an absolute or relative basis and may include comparisons based on the performance of one or more comparable companies or the performance of one or more relevant indices. In establishing a performance goal or determining the achievement of a performance goal, the Board may provide that achievement of the applicable performance goals may be amended or adjusted to include or exclude components of any performance goal, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, changes in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance goals shall be subject to such other special rules and conditions as the Board may establish at any time.

New Plan Benefits

The number of stock options and other awards that will be granted under the 2024 Plan is not currently determinable. Information regarding awards granted in 2023 under the 2014 Plan to the Named Executive Officers is provided in the “2023 Summary Compensation Table.” Information regarding awards granted in 2023 under the 2014 Plan to non-employee directors is provided in the “2023 Director Compensation” table.

Certain Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2024 Plan. This discussion does not address all aspects of the United States federal income tax consequences that could arise from participating in the 2024 Plan, some of which may be relevant to participants in light of their personal investment or tax circumstances; it also does not discuss any state, local or non-United States tax consequences of participating in the 2024 Plan. Before taking any actions with respect to any awards, each participant is advised to consult such participant’s tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly-held corporation may deduct each year for compensation paid to each of the corporation’s chief executive officer, the corporation’s chief financial officer and certain other current and former executive officers of the corporation.

Stock Options

A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company (or the affiliate employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the option was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of (1) the lesser of the amount realized upon that disposition and the fair market value of those shares on the date of exercise over (2) the exercise price, and the Company (or the affiliate employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

SARs

A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company (or the affiliate employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

Stock Awards

A participant will not recognize taxable income at the time restricted stock (i.e., stock subject to a substantial risk of forfeiture) is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time pursuant to Section 83(b) of the Internal Revenue Code. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company (or the affiliate employer) as compensation expense, subject to the deduction limits under Section 162(m) of the Internal Revenue Code. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions constituting a substantial risk of forfeiture lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company (or the affiliate employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company (or the affiliate employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

A participant who receives shares of common stock that are not subject to any restrictions under the 2024 Plan will recognize compensation taxable as ordinary income on the date of grant in an amount equal to the fair market value of such shares on that date, and the Company (or the affiliate employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

Performance Awards

A participant will not recognize taxable income at the time performance awards are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company (or the affiliate employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

The Board Of Directors Recommends

A Vote In Favor Of Proposal 4

PROPOSAL 5

Approval of AN AUTOMATIC ANNUAL INCREASE in the Atara Biotherapeutics, Inc. 2024 Equity Incentive Plan

As described in Proposal 4, on April 10, 2024, the Board approved the 2024 Plan, subject to approval by our stockholders. The 2024 Plan will replace the 2014 Plan, which expired on March 31, 2024. Accordingly, as of April 1, 2024, the Company longer has an active equity incentive plan.

As of the Record Date, nearly all of our issued and outstanding stock options are significantly “underwater.”

Under the terms of the 2024 Plan, as discussed further in Proposal 4 and if approved by shareholders, the number of shares of common stock initially available for all awards, other than substitute awards granted in connection with corporate transactions, will be 6,900,000 shares, and such share reserve (the “Share Reserve”). The Board and management believe it is important that the Share Reserve be of sufficient size to allow for grants of new equity awards to employees, non-employee directors and consultants as needed. Such grants are deemed critical for attracting, motivating, rewarding and retaining a talented team who will contribute to our success. Accordingly, the Board and management believe it is important to maximize Company flexibility to retain a provision in the 2024 Plan that allows for an automatic increase to the available shares under the 2024 on an annual basis. Pursuant to this provision, the available shares under the 2024 Plan will automatically increase, on January 1 of each year beginning in 2025 and ending in 2034. Such increases will be in an amount equal to 4% of the total number of shares of Company capital stock outstanding on December 31 of the preceding year (the “Evergreen Provision”). Before any such increase occurs, the Board may provide that the increase will not occur or that the increase will apply to a reduced amount of shares. This Evergreen Provision is consistent with the evergreen provision set forth in the 2014 Plan, but the annual increase was reduced from 5% in the 2014 Plan to the 4% proposed annual increase in the 2024 Plan. The description of the Evergreen Provision above is qualified by reference to the full text of the Evergreen Provision, which is attached as Appendix B and incorporated into this Proxy Statement by reference.

At the Annual Meeting, stockholders are also being asked to separately approve the 2024 Plan as described in Proposal 4 which does not include the approval of the Evergreen Provision, as described in this Proposal 5. Accordingly, the proposal to approve the 2024 Plan is being presented to stockholders separately as Proposal 4 and the approval of this Proposal 5 will not constitute an approval of Proposal 4 with respect to the approval of the 2024 Plan. Please see Proposal 4 for further information regarding the 2024 Plan. If this Proposal 5 is not approved, it will have no impact on the approval of the 2024 Plan, as set forth in Proposal 4.

Description of the 2024 Plan

A summary of certain terms of the 2024 Plan, as contemplated to be adopted if Proposal 4 is adopted by our stockholders, is set forth below. Please see Proposal 4 for a more detailed summary of the 2024 Plan. This summary of the 2024 Plan is qualified by reference to the full text of the 2024 Plan, which has been included as Appendix A and is incorporated by reference herein.

Administration

The 2024 Plan will be administered by the Board which may delegate the administration of the 2024 Plan to the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board (the “Plan Committee”), in each case consisting of two or more members of the Board. Each member of the Plan Committee will be intended to be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of Nasdaq.

Subject to the express provisions of the 2024 Plan, the Plan Committee has the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. The Plan Committee also has authority to establish rules and regulations for administering the 2024 Plan and to decide questions of interpretation or application of any provision of the 2024 Plan.

Available Shares

Under the 2024 Plan, the number of shares of common stock initially available for all awards, other than substitute awards granted in connection with corporate transactions, will be 6,900,000 shares. This amount is subject to adjustment in the event of any equity restructuring that causes the per-share value of shares of common stock to change, including, without limitation, a merger, stock dividend, stock split, combination of shares or recapitalization through a large nonrecurring cash dividend.

Accordingly, if Proposal 7 relating to a reverse stock split is approved and the reverse stock split is implemented, then the available shares under the 2024 Plan will be adjusted pursuant to the adjustment provisions set forth in the 2024 Plan. The number of available shares will be reduced by the sum of the aggregate number of shares of common stock that become subject to outstanding awards.

If Proposal 4 and this Proposal 5 are each approved, the Share Reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2025 and ending on (and including) January 1, 2034, in an amount equal to 4% of the total number of shares of Company capital stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence.

To the extent that shares of common stock subject to an outstanding award granted under the 2024 Plan or the 2014 Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related SAR or shares subject to a SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of common stock shall again be available under the 2024 Plan. Shares of common stock subject to an award under the 2024 Plan or the 2014 Plan will not again be available for issuance under the 2024 Plan if such shares are (x) shares that were subject to an option or a SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (y) shares delivered to or withheld by the Company to pay the taxes related to an outstanding award or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise.

On the Record Date, the closing sales price per share of our common stock as reported on Nasdaq was $0.68.

Corporate Transactions

Unless otherwise provided in an award agreement, in the event of a Corporate Transaction (as described in Proposal 4), the Board (as constituted prior to such Corporate Transaction) will take one or more of the following actions with respect to awards, contingent upon the closing or completion of the Corporate Transaction: (i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the award or to substitute a similar award for the award; (ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of common stock issued pursuant to the award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company); (iii) accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board will determine, with such award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; (iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the award; (v) cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration or other property, if any, as the Board, in its sole discretion, may consider appropriate; or (vi) cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the participant would have received upon the exercise of the award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise.

In addition, under the terms of the 2024 Plan, an award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control (as described in Proposal 4) as may be provided in the award agreement or as may be provided in any other written agreement between the Company or any affiliate and the participant, but in the absence of such provision, no such acceleration will occur. Under the terms of the 2024 Plan, a Change in Control is generally defined as (i) a change in ownership of more than 50% of the combined voting power of the Company’s then outstanding securities, (ii) certain mergers, consolidations or similar transactions, (iii) certain sales, leases, excusive licenses or other disposition of all or substantially all of the consolidated assets of the Company, or (iv) certain changes in the majority composition of the Board.

No Repricing

The Plan Committee may not, without the approval of our stockholders, effect (i) the reduction of the exercise price, purchase price or base price of any previously granted option or SAR, (ii) the cancellation of any previously granted option or SAR in exchange for another option or SAR with a lower exercise price, purchase price or base price, (iii) the cancellation of any previously granted option or SAR in exchange for cash or another award if the exercise price, purchase price or base price of such option or SAR exceeds the fair market value of a share of common stock on the date of such cancellation, or (iv) any other action that is treated as a repricing under generally accepted accounting principles, in each case, other than in connection with a Corporate Transaction or other adjustment provisions set forth in the 2024 Plan.

Clawback of Awards

All awards granted under the 2024 Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, including, but not limited to, the Atara Biotherapeutics, Inc. Incentive Compensation Recoupment Policy.

Effective Date, Termination and Amendment

The 2024 Plan will become effective as of the date of stockholder approval and will terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board. The Board may amend the 2024 Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including any rule of Nasdaq, and provided that no amendment will materially impair the rights of a holder of an outstanding award without the written consent of such holder.

Eligibility

Participants in the 2024 Plan will consist of such officers, other employees, non-employee directors and consultants of the Company and its affiliates as selected by the Plan Committee. As of the Record Date, approximately 165 employees and five non-employee directors would be eligible to participate in the 2024 Plan, if selected by the Plan Committee. The Company has not historically granted equity to consultants and currently does not anticipate changing this practice.

Stock Options and SARs

The 2024 Plan provides for the grant of stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each option and SAR.

Each option will be exercisable for no more than ten (10) years after its date of grant. If the option is an incentive stock option and the optionee owns greater than ten percent (10%) of the voting power of all shares of capital stock of the Company or an affiliate (a “ten percent holder”), then the option will be exercisable for no more than five (5) years after its date of grant. Except in cases of substitute awards granted in connection with a Corporate Transaction, the exercise price of an option will not be less than 100% of the fair market value of a share of Company common stock on the date of grant, unless the option is an incentive stock option and the optionee is a ten percent holder, in which case the exercise price will be no less than 110% of the fair market value of a share of Company common stock on the date of grant.

Each SAR will be exercisable for no more than ten (10) years after its date of grant. Other than in cases of substitute awards granted in connection with a Corporate Transaction, the base price of a SAR will not be less than 100% of the fair market value of a share of Company common stock on the date of grant. A SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of common stock or, to the extent provided in the award agreement, cash or a combination thereof, with an aggregate value equal to the difference between the fair market value of the shares of common stock on the exercise date and the base price of the SAR.

Notwithstanding anything in the award agreement to the contrary, the holder of an option or SAR will not be entitled to receive dividend equivalents with respect to the shares of common stock subject to such option or SAR.

Stock Awards

The 2024 Plan provides for the grant of Stock Awards. The Plan Committee may grant a stock award as a restricted stock award, restricted stock unit award or other stock award. Restricted stock awards and restricted stock unit awards may be subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period.

Unless otherwise set forth in an award agreement relating to a restricted stock award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of common stock; provided, however, that distributions with respect to shares of common stock, including regular cash dividends, shall be deposited with the Company and shall be subject to the same restrictions as the shares of common stock to which they relate.

The agreement awarding restricted stock units will specify (1) whether such award may be settled in shares of common stock, cash or a combination thereof and (2) whether the holder will be entitled to receive dividend equivalents. Any dividend equivalents credited with respect to restricted stock units will be subject to the same vesting and other restrictions as the restricted stock units to which they relate. Prior to settlement of a restricted stock unit award, the holder of a restricted stock unit has no rights as a stockholder of the Company.

Performance Awards

The 2024 Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of common stock or cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Plan Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period and for the forfeiture of such award if the specified performance measures are not satisfied or met during the specified performance period. The agreement relating to a performance award may, but need not, also require the holder’s continued employment with the Company for a specified period. Any dividends or dividend equivalents with respect to a performance award will be subject to the same vesting and other restrictions as such performance award. Prior to the settlement of a performance award in shares of common stock, the holder of such award has no rights as a stockholder of the Company with respect to such shares.

New Plan Benefits

The number of stock options and other awards that will be granted under the 2024 Plan is not currently determinable. Information regarding awards granted in 2023 under the 2014 Plan to the Named Executive Officers is provided in the “2023 Summary Compensation Table.” Information regarding awards granted in 2023 under the 2014 Plan to non-employee directors is provided in the “2023 Director Compensation” table.

Certain Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2024 Plan. This discussion does not address all aspects of the United States federal income tax consequences that could arise from participating in the 2024 Plan, some of which may be relevant to participants in light of their personal investment or tax circumstances; it also does not discuss any state, local or non-United States tax consequences of participating in the 2024 Plan. Before taking any actions with respect to any awards, each participant is advised to consult such participant’s tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly-held corporation may deduct each year for compensation paid to each of the corporation’s chief executive officer, the corporation’s chief financial officer and certain other current and former executive officers of the corporation.

Stock Options

A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company (or the affiliate employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the option was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of (1) the lesser of the amount realized upon that disposition and the fair market value of those shares on the date of exercise over (2) the exercise price, and the Company (or the affiliate employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

SARs

A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company (or the affiliate employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

Stock Awards

A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time pursuant to Section 83(b) of the Internal Revenue Code. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company (or the affiliate employer) as compensation expense, subject to the deduction limits under Section 162(m) of the Internal Revenue Code. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions constituting a substantial risk of forfeiture lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company (or the affiliate employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company (or the affiliate employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

A participant who receives shares of common stock that are not subject to any restrictions under the 2024 Plan will recognize compensation taxable as ordinary income on the date of grant in an amount equal to the fair market value of such shares on that date, and the Company (or the affiliate employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

Performance Awards

A participant will not recognize taxable income at the time performance awards are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company (or the affiliate employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

The Board Of Directors Recommends

A Vote In Favor Of Proposal 5

PROPOSAL 6

Approval of AN Amendment to the Atara Biotherapeutics, Inc. 2014 Employee Stock Purchase Plan

The Company’s stockholders are being asked to approve an amendment (the “ESPP Amendment”) to the Atara Biotherapeutics, Inc. 2014 Employee Stock Purchase Plan (“2014 ESPP”), which would increase the number of shares of the Company’s common stock available for issuance under the 2014 ESPP by 1,000,000 shares.

Certain Features of the 2014 ESPP

• Options: At the beginning of each offering period, participating employees are granted options, also known as purchase rights under the 2014 ESPP, to purchase Company common stock at the end of the offering period.

• Eligible Participants: Employees of the Company and related companies who are designated as eligible under the terms of the 2014 ESPP are eligible to participate.

• Shares Authorized: Subject to adjustment upon changes in capitalization of the Company as provided in the 2014 ESPP, the number of shares that will be available for issuance under the ESPP after giving effect to the ESPP Amendment will be 1,241,362 shares (241,362 shares available for issuance as of April 15, 2024 plus 1,000,000 shares being requested under this proposal). Such number represents approximately 1.0% of the Company’s common stock outstanding as of April 15, 2024. As of the Record Date of April 15, 2024, the closing price of a share of the Company’s common stock was $0.68.

• Purchase Price of Shares: The purchase price per share is determined by the Board for each offering but in no case will be less than the lesser of (i) 85% of the fair market value of a share of common stock on the date the Board selected for the offering to commence (such date an “offering date”); or (ii) 85% of the fair market value of a share of common stock on the applicable purchase date.

Description of the 2014 ESPP

The following description is qualified in its entirety and subject to the full text of the 2014 ESPP, as proposed to be amended by the ESPP Amendment, which is attached as Appendix C.

Purpose

The purpose of the 2014 ESPP is to retain the services of eligible employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for the success of the Company by providing them with an opportunity to purchase Company common stock.

Administration

The 2014 ESPP provides that it will be administered by the Board, which may delegate the administration of the 2014 ESPP to a committee of the Board, or a subcommittee thereof, or such other committee designated by the Board. The 2014 ESPP is currently administered by the Compensation Committee. References in this Proposal to “Board” include the Compensation Committee as administrator of the 2014 ESPP.

Shares Reserved

Originally, 230,769 shares of Company common stock, subject to adjustment for stock splits, stock dividends or other changes in the Company’s capital stock, were reserved for issuance under the 2014 ESPP. This amount automatically increased on January 1st of each year for a period of up to ten years, commencing on the first January 1 following the IPO Date (as defined in the 2014 ESPP) and ending on (and including) January 1, 2024, in an amount equal to the lesser of (i) 1% of the total number of shares of capital stock of the Company outstanding on December 31st of the preceding calendar year, and (ii) 230,769 shares of common stock (or such lower amount as determined by the Board). As of April 15, 2024, there were 241,362 shares of common stock that remained available for future issuances under the 2014 ESPP. If the ESPP Amendment is approved by stockholders, the number of shares reserved for issuance under the 2014 ESPP will increase by 1,000,000 shares from 2,509,818 shares of Company common stock to 3,509,818 shares of the Company’s common stock, subject to the adjustment provisions included in the 2014 ESPP for stock splits, stock dividends and other changes in the Company’s capital stock. After giving effect to the ESPP Amendment and shares previously issued under the 2014 ESPP, the number of shares available for issuance under the 2014 ESPP will be 1,241,362 shares (241,362 shares available for issuance as of April 15, 2024 plus 1,000,000 shares being requested under this proposal).

If the ESPP Amendment is not adopted by our stockholders, the Company will continue to operate the 2014 ESPP pursuant to its current provisions until there ceases to be available shares under the 2014 ESPP. The Company has currently suspended the commencement of new offering periods, subject to approval of the ESPP Amendment by stockholders, in light of the limited number of available shares under the 2014 ESPP. Further, if the ESPP Amendment is not approved, we will not have enough shares to continue the 2014 ESPP, which we believe will hinder our ability to retain and attract employees as many of the companies that we compete with for talent offer a similar program.

Corporate Transactions

In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, then either (i) each outstanding option under the 2014 ESPP will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation, or (ii) if any surviving or acquiring corporation does not assume or substitute outstanding options then the participants’ accumulated contributions will be used to purchase shares of common stock within ten business days prior to the corporate transaction under the outstanding option, and the options will terminate immediately after such purchase.

Participation

Certain employees of the Company and related companies who are designated as eligible under the terms of the 2014 ESPP are eligible to participate. As of April 15, 2024, approximately 165 employees of the Company and its subsidiaries would be eligible to participate in the 2014 ESPP if designated as eligible under the terms of the 2014 ESPP. Historically, the Board has not restricted the eligibility with respect to any employees of the Company. However, the Board may impose eligibility requirements consistent with the Internal Revenue Code of 1986, as amended (the “Code”), with respect to “employee stock purchase plans.” For example, the Board may provide that an employee will not be eligible unless, on the offering date, the employee has been in the employ of the Company or the related corporation for such continuous period preceding such offering date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may provide that no employee will be eligible to be granted options under the 2014 ESPP unless, on such offering date, such employee is generally employed for more than 20 hours per week and more than five months per calendar year. No employee is eligible to receive options under the 2014 ESPP if immediately after such option is granted the employee would own five percent or more of the total combined voting power or value of all classes of stock of the Company or any related corporation.

Payroll Deductions

A participant may elect to have payroll deductions made during an offering period up to a maximum amount determined by the Board for that offering period, but in no case more than 15% of such employee’s compensation. A participant may also make contributions by cash or check, if permitted by the Board.

Purchase Price of Shares

The purchase price per share will not be less than the lesser of (i) 85% of the fair market value of a share of common stock on the offering date and (ii) 85% of the fair market value of a share of common stock on the applicable purchase date.

Offering Periods

The offering periods are determined in advance by the Board; provided that in no event will an offering period exceed 27 months. The Company has currently suspended the commencement of new offering periods, subject to approval of the ESPP Amendment by stockholders. If the ESPP is approved, we expect the next offering period to commence on July 1, 2024. If the ESPP Amendment is not approved, we will not have enough shares to continue the 2014 ESPP, which we believe will hinder our ability to retain and attract employees as many of the companies that we compete with for talent offer a similar program.

Assignability of Options

Neither payroll deductions credited to a participant’s purchase account nor any rights with regard to the exercise of an option or to receive shares under the 2014 ESPP may be assigned, transferred, pledged or otherwise disposed of in any way other than (i) by will, the laws of descent and distribution or (ii) if permitted by the Company, by a beneficiary designation made by the participant.

Termination of Employment

Options under the 2014 ESPP will terminate immediately if the employee is no longer an employee for any reason (unless otherwise required by law). In such case, the Company will return to the employee any accumulated but unused contributions, without interest.

Amendment and Termination

Subject to any requirement for stockholder approval under applicable law, the Board may at any time and for any reason amend, modify, suspend, discontinue or terminate the 2014 ESPP without notice; provided that no participant’s existing rights with respect to existing options will be adversely affected. No amendment may materially impair any rights under the 2014 ESPP except (i) with the consent of the person to whom such options were granted; (ii) as necessary to comply with any laws, listing requirements, or governmental regulations; or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.

New Plan Benefits

The benefits that might be received by participating employees under the 2014 ESPP cannot be determined because the benefits depend upon the degree of participation by employees and the trading price of the Company’s common stock in future offering periods. As noted above, the Company has currently suspended the commencement of new offering periods, subject to approval of the ESPP Amendment. If the ESPP is approved, we expect the next offering period to commence on July 1, 2024.

Certain Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to participating in the 2014 ESPP. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2014 ESPP that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2014 ESPP. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to participation in the 2014 ESPP.

In general, the 2014 ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under Section 423 of the Code, an eligible employee who elects to participate in the 2014 ESPP will not recognize any taxable income and the Company will not be entitled to a deduction at the time shares of the Company’s common stock are purchased by the employee. If an employee disposes of the common stock purchased under the 2014 ESPP within two years after the grant date (i.e., the first day of the offering period) or one year after the purchase date if later, the employee will recognize compensation taxable as ordinary income, and the Company will generally be entitled to a corresponding deduction, in an amount equal to the excess of the fair market value of the stock on the purchase date over the purchase price. The employee’s cost basis in the shares will be increased by the amount of ordinary income recognized by the employee, and the employee will recognize capital gain or loss equal to the difference between the price at which the shares are later sold (or otherwise disposed of) and the cost basis for the shares, as so increased. The Company will not be entitled to any deduction with respect to the amount recognized by such participant as capital gain.

If an employee does not dispose of the common stock purchased under the 2014 ESPP until after the holding period described above, the employee will recognize compensation taxable as ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition over the purchase price or (ii) the excess of the fair market value of the shares as of the first day of the offering period over the discounted purchase price determined as of the same date. The employee’s cost basis in the shares will be increased by the amount of ordinary income recognized by the employee. The portion of the gain that is in excess of the amount recognized as ordinary income, if any, is taxed as long-term capital gain. If the shares are sold (or otherwise disposed) at a price below the purchase price under the 2014 ESPP, the loss will be treated as long-term capital loss. The Company will not be entitled to any deduction with respect to a disposition of shares occurring under these circumstances.

The Board Of Directors Recommends

A Vote In Favor Of Proposal 6

PROPOSAL 7

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK (WITHOUT REDUCING THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK), IF AND WHEN DETERMINED BY OUR BOARD

Overview

The Charter Amendment Proposal is a proposal to adopt an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio between one-for-four (1:4) and one-for-thirty (1:30), inclusive (the “Split Ratio Range”), in the form set forth in Appendix D to this Proxy Statement. The Charter Amendment Proposal, if approved, would not immediately cause a reverse stock split, but rather would grant authorization to our Board to effect the reverse stock split (without reducing the number of authorized shares of our common stock) with a split ratio within the Split Ratio Range, if and when determined by our Board. Our Board has deemed it advisable, approved and recommended that our stockholders adopt, and is hereby soliciting stockholder approval of, the proposed amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio within the Split Ratio Range, in the form set forth in Appendix D to this Proxy Statement.

If we receive the required stockholder approval, our Board will have the sole authority to elect, at any time prior to the one year anniversary of the Annual Meeting, whether or not to effect a reverse stock split. Even with stockholder approval of the Charter Amendment Proposal, our Board will not be obligated to pursue the reverse stock split. Rather, our Board will have the flexibility to decide whether or not a reverse stock split (and at what ratio within the Split Ratio Range) is in the best interests of the Company and its stockholders.

If approved by our stockholders and following such approval our Board determines that effecting a reverse stock split is in the best interests of the Company and our stockholders, the reverse stock split would become effective upon filing a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. As filed, the certificate of amendment would state the number of outstanding shares to be combined into one share of our common stock, at the ratio approved by our Board within the Split Ratio Range. The amendment would not change the par value of our common stock and would not impact the total number of authorized shares of our common stock. Therefore, upon effectiveness of a reverse stock split, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our common stock.

Although we presently intend to effect the reverse stock split to regain compliance with the Nasdaq Global Select Market’s minimum bid price requirement, under Section 242(c) of the Delaware General Corporation Law, our Board has reserved the right, notwithstanding our stockholders’ approval of the proposed amendment of the Amended and Restated Certificate of Incorporation at the Annual Meeting, to abandon the proposed amendment at any time (without further action by our stockholders) before the certificate of amendment with respect thereto is filed with the Secretary of State of the State of Delaware. Our Board may consider a variety of factors in determining whether or not to proceed with the proposed amendment of the Amended and Restated Certificate of Incorporation and the appropriate range within the Split Ratio Range for any such amendment, including overall trends in the stock market, recent changes and anticipated trends in the per-share market price of our common stock, business developments and our actual and projected financial performance. If the closing bid price of our common stock on the Nasdaq Global Select Market reaches a minimum of $1.00 per share and remains at or above that level for a minimum of ten consecutive trading days (or longer, if required by the Nasdaq Listing Qualifications Panel), as discussed more fully below, our Board may decide to abandon the proposed amendment of the Amended and Restated Certificate of Incorporation in its entirety.

Purpose and Overview of the Reverse Stock Split

Our primary objective in effectuating the reverse stock split would be to attempt to raise the per-share trading price of our common stock to continue our listing on the Nasdaq Global Select Market. To maintain listing, the Nasdaq Global Select Market requires, among other things, that our common stock maintain a minimum closing bid price of $1.00 per share. On the Record Date, the closing price for our common stock on the Nasdaq Global Select Market was $0.68 per share.

On January 8, 2024, we received a deficiency letter from Nasdaq notifying the Company that, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum bid price for continued inclusion on the Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “minimum bid price rule”). In accordance with Nasdaq rules, the Company was provided an initial period of 180 calendar days, or until July 8, 2024, to regain compliance. Under the Nasdaq rules, companies may be eligible for an additional 180 calendar day compliance period but the Company is not presently eligible. If the Company does not regain compliance with the minimum bid price rule by July 8, 2024 and is not eligible for an additional compliance period, Nasdaq will provide written notification to the Company that our common stock may be delisted.

Our Board is seeking stockholder approval of the Charter Amendment Proposal in order to have the authority to effectuate the reverse stock split as a means of increasing the share price of our common stock at or above $1.00 per share in order to avoid further action by Nasdaq, in the event we are not able to satisfy the minimum bid price requirement in adequate time before the deadline. We expect that the reverse stock split would increase the bid price per share of our common stock above the $1.00 per share minimum price, thereby satisfying this listing requirement. However, there can be no assurance that the reverse stock split would have that effect, initially or in the future, or that it would enable us to maintain the listing of our common stock on the Nasdaq Global Select Market. The proposed reverse stock split is not intended to be an anti-takeover device.

In addition, we believe that the low per-share market price of our common stock impairs its marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of our common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our common stock.

We also believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the reverse stock split successfully increases the per-share price of our common stock, we believe this increase would enhance our ability to attract and retain employees and service providers. Further, the reverse stock split will result in additional authorized and unissued shares becoming available for general corporate purposes as the Board may determine from time to time, including for use under its equity compensation plans.

We believe that the decrease in the number of shares of our outstanding common stock because of the reverse stock split, and the anticipated increase in the price per share, would possibly promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that would be outstanding if the reverse stock split is effected, particularly if the price per share of our common stock begins a declining trend after the reverse stock split is effectuated.

There can be no assurance that the reverse stock split would achieve any of the desired results. There also can be no assurance that the price per share of our common stock immediately after the reverse stock split would increase proportionately with the reverse stock split, or that any increase would be sustained for any period of time.

We believe the reverse stock split is the most likely way to assist the stock price in reaching the minimum bid level required by the Nasdaq Global Select Market, although effecting the reverse stock split cannot guarantee that we would be in compliance with the minimum bid price requirement for even the minimum ten-day trading period required by the Nasdaq Global Select Market. Furthermore, the reverse stock split cannot guarantee we would be in compliance with the market capitalization, net worth or stockholders’ equity criteria required to maintain our listing on the Nasdaq Global Select Market. If our stockholders do not approve the Charter Amendment Proposal and our stock price does not otherwise increase to greater than $1.00 per share for at least ten consecutive trading days before July 8, 2024 (or before the end of an extended compliance period, if granted), we expect our common stock to be subject to a delisting action by Nasdaq.

If our common stock were delisted from the Nasdaq Global Select Market, trading of our common stock would thereafter be conducted on the OTC Bulletin Board or the “pink sheets.” As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock. To relist shares of our common stock on the Nasdaq Global Select Market, we would be required to meet the initial listing requirements for the Nasdaq Global Select Market, which are more stringent than the maintenance requirements.

If our common stock were delisted from the Nasdaq Global Select Market and the price of our common stock were below $5.00 at such time, such stock would come within the definition of “penny stock” as defined in the Exchange Act and would be covered by Rule 15g-9 of the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. These additional sales practice restrictions would make trading in our common stock more difficult and the market less efficient.

In evaluating whether to seek stockholder approval of the Charter Amendment Proposal, our Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Even if our stockholders approve the Charter Amendment Proposal, our Board reserves the right not to effect the proposed amendment in its entirety if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect a reverse stock split.

Risks Associated with the Reverse Stock Split

We cannot predict whether the reverse stock split, if completed, will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•
the market price per share would either exceed or remain in excess of the $1.00 minimum bid price per share as required to maintain the listing of our common stock on the Nasdaq Global Select Market;
•
we would otherwise meet the requirements for continued listing of our common stock on the Nasdaq Global Select Market;
•
the market price per share of our common stock after the reverse stock split would rise in proportion to the reduction in the number of shares outstanding before the reverse stock split;
•
the reverse stock split would result in a per-share price that would attract brokers and investors who do not trade in lower-priced stocks;
•
the reverse stock split would result in a per-share price that would increase our ability to attract and retain employees and other service providers; or
•
the reverse stock split would promote greater liquidity for our stockholders with respect to their shares.

In addition, the reverse stock split would reduce the number of outstanding shares of our common stock without reducing the number of shares of available but unissued common stock, increasing the number of authorized but unissued shares of common stock. Therefore, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our common stock following the reverse stock split. The Board may authorize the issuance of the remaining authorized and unissued shares without further stockholder action for a variety of purposes, except as such stockholder approval may be required in particular cases by our Amended and Restated Certificate of Incorporation, applicable law or the rules of any stock exchange on which our securities may then be listed. The issuance of additional shares would be dilutive to our existing stockholders and may cause a decline in the trading price of our common stock. The issuance of authorized but unissued shares of common stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

The market price of our common stock is based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Principal Effects of the Reverse Stock Split on the Market for Our Common Stock

On April 15, 2024, the closing price for our common stock on the Nasdaq Global Select Market was $0.68 per share. By decreasing the number of shares of our common stock outstanding without altering the aggregate economic interest represented by the shares, we believe the market price would be increased. The greater the market price rises above $1.00 per share, the less risk there would be that we would fail to meet the requirements for maintaining the listing of our common stock on the Nasdaq Global Select Market. However, there can be no assurance that the market price of the common stock would rise to or maintain any particular level or that we would at all times be able to meet the requirements for maintaining the listing of our common stock on the Nasdaq Global Select Market.

Principal Effects of the Reverse Stock Split on Our Common Stock; No Fractional Shares

If our stockholders approve the Charter Amendment Proposal, and if our Board decides to effectuate a proposed amendment to effect a reverse stock split, the principal effect of the amendment would be to reduce the number of issued and outstanding shares of our common stock including those held by the Company in treasury stock, depending on the Split Ratio Range set forth in such amendment, from 120,416,138 shares as of the Record Date to between 30,104,034 shares and 4,013,871 shares. If the reverse stock split is effectuated, the total number of shares of our common stock each stockholder holds would be reclassified automatically into the number of shares of our common stock equal to the number of shares of our common stock each stockholder held immediately prior to the reverse stock split divided by the ratio approved by the Board within the Split Ratio Range and set forth in the applicable amendment.

Effecting the reverse stock split will not change the total authorized number of shares of our common stock. However, the reduction in the issued and outstanding shares would provide more authorized shares available for future issuance. We have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock subsequent to this proposed increase in the number of authorized shares at this time, and we have not allocated any specific portion of the proposed increase in the authorized number of shares to any particular purpose. However, we have in the past conducted certain public and private offerings of our securities, and we will continue to require, and are actively seeking, additional capital in the near future to fund our operations. As a result, it is foreseeable that we will seek to issue such additional shares of common stock in connection with any such capital raising activities, or any of the other activities described above. The Board does not intend to issue any common stock or securities convertible into common stock except on terms that the Board deems to be in the best interests of us and our stockholders.

The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the reverse stock split results in such stockholder owning a fractional share. No fractional shares will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported by Nasdaq, on the last trading day prior to the effective date of the split. The proceeds would be subject to certain taxes as discussed below. In addition, stockholders would not be entitled to receive interest for the period of time between the filing of the certificate of amendment to the Amended and Restated Certificate of Incorporation and the date a stockholder receives payment for the cashed-out shares. The payment amount would be paid to the stockholder in the form of a check in accordance with the procedures outlined below.

After the reverse stock split, a stockholder would have no further interest in the Company with respect to such stockholder’s cashed-out fractional shares. A person otherwise entitled to a fractional interest would not have any voting, dividend or other rights except to receive payment as described above.

Principal Effects of the Reverse Stock Split on Outstanding Equity

As of the Record Date, we had outstanding (a) options to purchase an aggregate of 8,304,241 shares of our common stock with exercise prices ranging from $0.44 to $49.95 per share and (b) 15,759,420 RSUs outstanding (including performance-RSUs at target). Under the terms of the stock options, when the reverse stock split becomes effective, the number of shares of our common stock covered by each of them would be divided by the number of shares being combined into one share of our common stock in the reverse stock split and the exercise or conversion price per share would be increased to a dollar amount equal to the current exercise or conversion price, multiplied by the number of shares being combined into one share of our common stock in the reverse stock split. This results in the same aggregate price being required to be paid upon exercise as was required immediately preceding the reverse stock split. The number of shares reserved under our option plan would decrease by the ratio approved by the Board within the Split Ratio Range. Outstanding restricted stock units will also be proportionally adjusted by the ratio approved by the Board within the Split Ratio Range.

Principal Effects of the Reverse Stock Split on Legal Ability to Pay Dividends

We have never declared or paid cash dividends on our common stock, nor do we have any plans to declare in the foreseeable future any distributions of cash or other property to holders of common stock, and we are not in arrears on any dividends. Therefore, we do not believe that the reverse stock split would have any effect with respect to future distributions, if any, to holders of our common stock.

Accounting Matters

The reverse stock split would not affect the par value of our common stock, which would remain unchanged at $0.0001 per share. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock would be reduced by the ratio approved by the Board within the Split Ratio Range. In other words, stated capital would be reduced by the ratio approved by the Board within the Split Ratio Range, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our common stock would be increased because there would be fewer shares of our common stock outstanding.

Beneficial Holders of Our Common Stock (Stockholders Who Hold in “Street Name”)

Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a broker, in the same manner as registered stockholders whose shares are registered in their names. Brokers would be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, brokers may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. Stockholders holding shares of our common stock with a broker and having any questions in this regard should contact their broker.

Registered “Book-Entry” Holders of Our Common Stock

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If such a stockholder is entitled to post-reverse stock split shares, a transaction statement would automatically be sent to such stockholder’s address of record indicating the number of shares of our common stock held following the reverse stock split.

If such a stockholder is entitled to a payment in lieu of any fractional share interest, a check would be mailed to the stockholder’s registered address as soon as practicable after the effective time of the reverse stock split. By signing and cashing the check, stockholders would warrant that they owned the shares of our common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. No stockholders would be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is received.

No Dissenters’ Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the reverse stock split.

Material Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock.

For purposes of this summary a “non-U.S. holder” is any beneficial owner of our common stock that is not a “U.S. holder.” A “U.S. holder” is any of the following:

•
an individual who is or is treated as a citizen or resident of the United States;
•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust (i) if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States Persons” have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect to be treated as “United States Persons” for U.S. federal income tax purposes.

This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by stockholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

U.S. Holders

The reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the reverse stock split. In addition, the aggregate tax basis in the common stock received pursuant to the reverse stock split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.

A U.S. holder that receives cash in lieu of a fractional share of common stock in the reverse stock split generally will be treated as having received such fractional share and then as having received such cash in redemption of such fractional share interest. A U.S. holder generally will recognize gain or loss measured by the difference between the amount of cash received and the portion of the basis of the pre-reverse stock split common stock allocable to such fractional interest. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in our common stock surrendered in the reverse stock split was greater than one year as of the date of the exchange.

U.S. Information Reporting and Backup Withholding

Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the reverse stock split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax at the rate specified in the Code on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, non-U.S. holders will not recognize any gain or loss upon completion of the reverse stock split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment or fixed base in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the reverse stock split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

U.S. Information Reporting and Backup Withholding Tax

In general, backup withholding and information reporting will not apply to payments of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the reverse stock split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 7

PROPOSAL 8

APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING TO A LATER DATE OR DATES, IF NECESSARY, TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IN THE EVENT THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Background of and Rationale for the Adjournment Proposal

If, at the Annual Meeting, the number of shares of our common stock present or represented and voting in favor of the Charter Amendment Proposal is insufficient to approve such proposal, the chair of the Board may move to adjourn the Annual Meeting in order to enable our Board to continue to solicit additional proxies in favor of the Charter Amendment Proposal.

Our Board believes that if the number of shares of our common stock cast at the Annual Meeting is insufficient to approve the Charter Amendment Proposal, it is in the best interests of our stockholders to enable our Board to continue to seek to obtain a sufficient number of additional votes to approve the Charter Amendment Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning or postponing the Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of the Charter Amendment Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the votes cast on the Charter Amendment Proposal vote against the Charter Amendment Proposal, we could adjourn or postpone the Annual Meeting without a vote on the Charter Amendment Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Charter Amendment Proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 8

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 15, 2024, information regarding beneficial ownership of our common stock by:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•
each of our named executive officers;
•
each of our directors and nominees for director, if any; and
•
all of our current executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Atara Biotherapeutics, Inc., 2380 Conejo Spectrum Street, Suite 200, Thousand Oaks, CA 91320.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5% Holders:
Redmile Group(2)	11,923,987	9.9%
Entities affiliated with EcoR1 Capital, LLC(3)	10,067,043	8.4%
Entities affiliated with BlackRock, Inc.(4)	7,087,213	5.9%
Entities affiliated with The Vanguard Group(5)	6,686,043	5.6%
Entities affiliated with Citadel Advisors LLC(6)	6,533,119	5.4%
Directors and Named Executive Officers:
Pascal Touchon, D.V.M.(7)	1,369,602	1.1%
Eric L. Dobmeier(8)	619,325	*
Matthew K. Fust(9)	165,000	*
Carol Gallagher, Pharm.D.(10)	515,418	*
William K. Heiden(11)	265,000	*
Jill Henrich(12)	199,358	*
Eric Hyllengren(13)	296,437	*
Ameet Mallik(14)	88,662	*
Amar Murugan(15)	457,740	*
AnhCo Nguyen, Ph.D.(16)	409,039	*
Maria Grazia Roncarolo, M.D.(17)	140,000	*
All Executive Officers and Directors as a Group (11 persons) (18)	4,525,581	3.7%

* Represents beneficial ownership of less than 1% of the outstanding common stock.

(1)
This table is based upon information supplied by officers, directors and certain principal stockholders, as well as Forms 4 and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 119,359,230 shares outstanding on March 15, 2024, adjusted as required by rules promulgated by the SEC. Common stock subject to stock options currently exercisable or exercisable within 60 days of March 15, 2024, or issuable upon settlement of restricted stock units (“RSUs”) within 60 days of March 15, 2024, is deemed to be outstanding for computing the percentage ownership of the person holding these options or restricted stock units and the percentage ownership of any group of which the holder is a member but is not deemed outstanding for computing the percentage of any other person.

(2)
The indicated ownership is based on a Schedule 13G/A filed with the SEC by the reporting person on February 14, 2024. The Schedule 13G/A provides information as of December 31, 2023 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2023 and March 15, 2024. As reported on such Schedule 13G/A, as of December 31, 2023, Redmile Group, LLC’s (“Redmile”) beneficial ownership comprised of 9,106,446 shares owned by certain private investment vehicles and/or separately managed accounts managed by Redmile, which shares may be deemed beneficially owned by Redmile as investment manager of such private investment vehicles and/or separately managed accounts. The shares may also be deemed beneficially owned by Jeremy C. Green as the principal of Redmile. Redmile and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. Redmile may also be deemed to beneficially own 4,880,358 shares of common stock issuable upon exercise of certain pre-funded warrants to purchase shares of common stock (the “Warrants”). Pursuant to the terms of the Warrants, the Company may not effect any exercise of any Warrant, and a holder of a Warrant does not have the right to exercise any portion of the Warrant held by such holder, to the extent that, after giving effect to the attempted exercise set forth in a notice of exercise, such holder, together with such holder’s affiliates and any other person whose beneficial ownership of the Company’s common stock would be aggregated with such holder’s for the purposes of Section 13(d) of the Exchange Act, and the applicable regulations of the SEC, including any “group” of which such holder is a member, would beneficially own a number of shares of the Company’s common stock in excess of 9.99% (the “Beneficial Ownership Limitation”) of the shares of the Company’s common stock then issued and outstanding, which percentage may be changed at a holder’s election upon 61 days’ notice to the Company. The 10,301,409 shares shown as beneficially owned by Redmile represents 9.99% of 119,359,230 shares outstanding as of March 15, 2024 and is comprised of 9,106,446 shares beneficially held by Redmile and Mr. Green as reported in the Schedule 13G/A filed with the SEC by the reporting person on February 14, 2024, plus 1,194,963 shares issuable upon exercise of certain of the Warrants as calculated by the Company based on 119,359,230 shares outstanding as of March 15, 2024, which due to the Beneficial Ownership Limitation, is the maximum number of shares that could be issued upon exercise of the Warrants. The address for Redmile and Mr. Green is One Letterman Drive, Building D, Suite D3-300, The Presidio of San Francisco, San Francisco, CA 94129.
(3)
The indicated ownership is based solely on a Schedule 13G filed with the SEC by the reporting person on November 20, 2023. The Schedule 13G provides information as of November 16, 2023 and, consequently, the beneficial ownership of the reporting person may have changed between November 16, 2023 and March 15, 2024. As of November 16, 2023, EcoR1 Capital, LLC (“EcoR1 Capital”) and Oleg Nodelman (“Nodelman”) held shared voting power and shared dispositive power over 10,067,043 of such shares and EcoR1 Capital Fund Qualified, L.P. held shared voting power and shared dispositive power over 9,503,286 of such shares. The address of each of the foregoing entities is 357 Tehama Street #3, San Francisco, CA 94103.
(4)
The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on January 26, 2024. The Schedule 13G/A provides information as of December 31, 2023 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2023 and March 15, 2024. Includes shares owned by the following subsidiaries of BlackRock, Inc. (“BlackRock”): BlackRock Life Limited; Aperio Group, LLC; BlackRock Advisors, LLC, BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; BlackRock Investment Management, LLC; BlackRock Asset Management Canada Limited; and BlackRock Fund Advisors; and reports, as of December 31, 2023, sole voting power over 6,929,236 of such shares and sole dispositive power over 7,087,213 of such shares. The address for each of the BlackRock entities is 50 Hudson Yards New York, NY 10001.
(5)
The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on February 13, 2024. The Schedule 13G/A provides information as of December 29, 2023 and, consequently, the beneficial ownership of the reporting person may have changed between December 29, 2023 and March 15, 2024. As of December 29, 2023, The Vanguard Group, Inc. held shared voting power over 55,998 of such shares, sole dispositive power over 6,593,630 of such shares and shared dispositive power over 92,413 of such shares. The address of the Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(6)
The indicated ownership is based solely on a Schedule 13G filed with the SEC by the reporting person on March 18, 2024. The Schedule 13G provides information as of March 8, 2024 and, consequently, the beneficial ownership of the reporting person may have changed between March 8, 2024 and March 15, 2023. As of March 8, 2024, Citadel Advisors LLC, Citadel Advisors Holdings LP and Citadel GP LLC (“CGP”) each held shared voting power over 6,512,063 of such shares and shared dispositive power over 6,512,063 of such shares; Citadel Securities LLC held shared voting power over 21,056 of such shares and shared dispositive power over 21,056 of such shares; and Citadel Securities Group LP and Citadel Securities GP LLC (“CSGP”) each held shared voting power over 21,056 of such shares and shared dispositive power over 21,056 of such shares. 6,533,119 of such shares may be deemed beneficially owned by Kenneth Green as the President and Chief Executive Officer of CGP and as a controlling interest holder in CGP and CSGP. The address of each of the foregoing entities is Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, Florida 33131.

(7)
Consists of 294,593 shares held directly by Dr. Touchon and 1,075,009 shares pursuant to options exercisable within 60 days of March 15, 2024.
(8)
Consists of 506,325 shares held directly by Mr. Dobmeier and 113,000 shares pursuant to options exercisable within 60 days of March 15, 2024.
(9)
Consists of 52,000 shares held directly by Mr. Fust and 113,000 shares pursuant to options exercisable within 60 days of March 15, 2024.
(10)
Consists of 402,418 shares held directly by Dr. Gallagher and 113,000 shares pursuant to options exercisable within 60 days of March 15, 2024.
(11)
Consists of 152,000 shares held directly by Mr. Heiden and 113,000 shares pursuant to options exercisable within 60 days of March 15, 2024.
(12)
Consists of 51,530 shares held directly by Ms. Henrich and 147,828 shares pursuant to options exercisable within 60 days of March 15, 2024.
(13)
Consists of 77,454 shares held directly by Mr. Hyllengren and 218,983 shares pursuant to options exercisable within 60 days of March 15, 2024.
(14)
Consists of 20,500 shares held directly by Mr. Mallik and 68,162 shares pursuant to options exercisable within 60 days of March 15, 2024.
(15)
Consists of 109,133 shares held directly by Mr. Murugan and 348,607 pursuant to options exercisable within 60 days of March 15, 2024.
(16)
Consists of 82,698 shares held directly by Dr. Nguyen and 326,341 pursuant to options exercisable within 60 days of March 15, 2024.
(17)
Consists of 31,500 shares held directly by Dr. Roncarolo and 108,000, shares pursuant to options exercisable within 60 days of March 15, 2024.
(18)
Includes 2,745,430 shares issuable pursuant to options exercisable and RSUs expected to vest within 60 days of March 15, 2024.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of April 26, 2024. Biographical information with regard to Dr. Touchon is presented under “Proposal No. 1—Election of Directors” in this Proxy Statement.

Name	Age	Position(s)
Pascal Touchon, D.V.M.	61	President, Chief Executive Officer and Director
Eric Hyllengren	49	Executive Vice President, Chief Financial Officer
Jill Henrich	61	Executive Vice President, Global Head Regulatory Affairs and Quality
AnhCo Nguyen, Ph.D.	51	Executive Vice President, Chief Scientific and Technical Officer
Amar Murugan	49	Executive Vice President, Chief Legal Officer

Eric Hyllengren, 49, has served as our Executive Vice President, Chief Financial Officer since April 2023. Mr. Hyllengren joined the Company in August 2018 as Vice President, Finance and assumed the role of Head of Investor Relations in April 2020. Prior to joining the Company, Mr. Hyllengren spent 15 years at Amgen Inc., where he was most recently Executive Director of Business Development and Head of Alliance Management from 2017 to 2018. Mr. Hyllengren holds a B.B.A. in Finance and Russian from the University of Notre Dame and an M.B.A. in Finance from the Kellog School of Management at Northwestern University.

Jill Henrich, 61, has served as our Executive Vice President, Regulatory Affairs and Quality since May 2023. Ms. Henrich joined the Company in September 2020 as Senior Vice President, Global Regulatory Affairs. Prior to joining the Company, Ms. Henrich served as the US Site Head, Senior Vice President, Regulatory Affairs at Mereo BioPharma. Previously, from January 2009 to September 2020, Ms. Henrich held roles of increasing responsibility in regulatory affairs and quality at OncoMed Pharmaceuticals, most recently as its Senior Vice President, Regulatory Affairs and Quality Assurance. Ms. Henrich holds a B.S. in Biological Sciences/Microbiology from the University of Connecticut.

AnhCo Nguyen Ph.D., 51, has served as our Executive Vice President, Chief Scientific and Technical Officer since May 2023. Dr. Nguyen joined the Company in May 2021 as Senior Vice President, Chief Scientific Officer. Prior to joining the Company in May 2021, Dr. Nguyen held roles of increasing responsibility in research and development at Fate Therapeutics, Inc., most recently as its Vice President, Research and Development Innovation. Previously, from April 2018 to November 2019, Dr. Nguyen served as Senior Director, Oncology R&D at Pfizer. Dr. Nguyen received his undergraduate degree in biology from Harvard College and a Ph.D. in Immunology from Washington University in St. Louis. He was a Postdoctoral Associate at the Center for Cancer Research at the Massachusetts Institute of Technology.

Amar Murugan, 49, has served as our Executive Vice President, Chief Legal Officer since March 2023. Mr. Murugan joined the Company in April 2020 as Senior Vice President, General Counsel. Prior to joining the Company, Mr. Murugan held several senior legal leadership positions at Assertio Therapeutics, Inc. (“Assertio”), a specialty pharmaceutical company, including as Vice President, Legal Affairs from February 2013 to February 2016, as Vice President, Legal and Deputy General Counsel from March 2016 to June 2018, and most recently as Senior Vice President and General Counsel from July 2018 to February 2020. Prior to joining Assertio, he was a partner in the law firms of Baker Botts L.L.P. and McDermott Will & Emery LLP, where he represented technology and life sciences companies in connection with public and private financings, mergers and acquisitions and corporate securities matters. Mr. Murugan holds a B.S. from Georgetown University and a J.D. from the University of California, Los Angeles.

EXECUTIVE COMPENSATION

As the Company qualifies as a “smaller reporting company” in accordance with Rule 12b‑2 of the Exchange Act, the Company is permitted to comply with scaled-down executive compensation disclosure requirements, including not providing a Compensation Discussion and Analysis (“CD&A”) section in this proxy statement. In order to provide fulsome disclosure to its stockholders and in line with best practices, the Company has elected to include a CD&A but has relied on certain other disclosure relief applicable to smaller reporting companies, such as limiting the number of named executive officers subject to the disclosure and certain of the executive compensation tabular disclosure.

Compensation Discussion and Analysis

This CD&A explains the strategy, design, and decision-making related to our compensation programs and practices for our principal executive officer and our two other most highly compensated executive officers, referred to collectively as our named executive officers. This CD&A is intended to provide perspective on the information contained in the tables that follow this discussion. For fiscal year 2023, our named executive officers were:

Name	Position
Pascal Touchon, D.V.M.	President and Chief Executive Officer
AnhCo Nguyen, Ph.D.	Executive Vice President, Chief Scientific and Technical Officer
Amar Murugan	Executive Vice President, Chief Legal Officer

While the principal purpose of this CD&A is to discuss the compensation of our named executive officers, many of the programs discussed apply to other members of senior management who, together with the named executive officers, are collectively referred to as our executive officers.

Executive Summary

Atara is focused on applying EBV T-cell biology and novel chimeric antigen receptor (“CAR”) technologies to enter new frontiers of cell therapy for patients with cancer and autoimmune diseases.

With cutting edge-science and differentiated approach, we are the first company in the world to receive regulatory approval for an allogeneic T-cell immunotherapy with the approval of Ebvallo™ by the European Commission (“EC”). Our advanced and versatile T-cell platform, which has been used to treat over 600 patients, forms the basis of a diverse portfolio of investigational therapies that target EBV, the root cause of certain diseases, in addition to next-generation CAR-Ts designed for best-in-class opportunities in hematological malignancies and B-cell driven autoimmune diseases like lupus nephritis.

Our allogeneic T cells are manufactured from healthy donors without TCR or major histocompatibility complex (“MHC”) gene editing so T cells can retain their natural attributes and cell fitness. By preferentially manufacturing T cells that only recognize EBV, together with partial MHC matching, graft-versus-host disease and host rejection are mitigated while retaining effector function through CAR and antigen binding. A molecular toolkit of clinically-validated technologies—including the 1XX costimulatory domain designed for better cell fitness and less exhaustion while maintaining stemness—offers a differentiated approach to addressing significant unmet needs with the next generation CAR-T.

Our focus on patients and resiliency helped us deliver on key milestones across Atara’s strategic priorities in 2023:

Strategic Priority	Select Achievements for 2023
Tabelecleucel (tab-cel®)
✓
Successfully addressed outstanding chemistry, manufacturing and controls (“CMC”) questions from the Food and Drug Administration (“FDA”);
✓
Following productive discussions, aligned with the FDA on analytical comparability between manufacturing process versions, supporting our ability to pool the pivotal clinical trial data from different process versions in the biologics license application (“BLA”) submission;
✓
Announced and consummated expansion of global partnership with Pierre Fabre Medicament (“Pierre Fabre”) to include the United States and all remaining markets, with the Company to receive up to $640M in additional payments, significant double-digit tiered royalties and funding of tab-cel global development costs;
✓
Presented updated clinical effectiveness data from the multi-center Expanded Access Program (“EAP”) in Europe for patients with relapsed or refractory (r/r) EBV+ PTLD following solid organ transplant (“SOT”) or hematopoietic cell transplant (“HCT”) at the 2023 American Society of Clinical Oncology (“ASCO”) Annual Meeting in June 2023;
✓
Presented positive new clinical data from the combined analysis of four, single-arm, open-label studies, including the multi-cohort Phase 2 EBVision trial at the European Society for Medical Oncology Immuno-Oncology (“ESMO I-O") Annual Congress in December 2023; and
✓
Supported the successful commercial launch by Pierre Fabre of Ebvallo in Europe, including by maintaining sufficient inventory levels to support the launch and clinical development activities.

ATA 188
✓
Disclosed data from primary analysis of the Phase 2, randomized, placebo-controlled study (“EMBOLD”) in November 2023; and
✓
Completed manufacturing activities to enable additional clinical development of ATA188 based on results of primary analysis.

CAR-T
✓
Submitted Investigational New Drug (“IND”) application for ATA3219 for the treatment of non-Hodgkins lymphoma in June 2023 and obtained safe to proceed notice from FDA in July 2023; and
✓
Announced preclinical data on ATA3431, a next-generation allogeneic CD20/CD19 dual targeted CAR EBV T-cell therapy candidate.

Compensation Practices and Governance Highlights

The Compensation Committee recognizes that we operate in the highly competitive and dynamic biotechnology industry, and in particular, within the cell and gene therapy area. Therefore, in order to provide overall compensation packages to our executive officers that are competitive with the packages offered by companies with which we compete for executive talent, our Compensation Committee reviews market best practices in executive compensation to continually refine our programs. In addition, our Compensation Committee reviews our executive compensation program to evaluate whether our practices align the interests of our directors and executive officers with our stockholders. Below are features of our compensation program which the Compensation Committee believes demonstrate our commitment to link executive compensation to performance and to incentivize the creation of stockholder value.

Pay-for-Performance Philosophy	❖ We link a significant proportion of the compensation of our named executive officers to the achievement of pre-established corporate goals and stock price appreciation (through use of stock options)
Stockholder Alignment	❖ Our emphasis on long-term equity awards aligns the interests of executives and stockholders
Corporate Strategy Alignment	❖ Our Compensation Committee establishes incentive compensation programs based on metrics that are designed to be aligned with our corporate strategy and designed to grow stockholder value
Clawback Policy
❖
Subject to limited exceptions, we are required to recoup variable compensation from current and former Section 16 officers, including our named executive officers, in the event of a material accounting restatement

Change in Control Provisions
❖
Does not include excessive change in control or severance payments
❖
Provides “double-trigger” change in control benefits
❖
Does not include excise tax gross-ups for severance or change in control benefits

Stock Ownership Guidelines	❖ Our stock ownership guidelines for our executive officers and directors further align their interests with those of our stockholders
Anti-Hedging and Pledging Provision	❖ Our Insider Trading Policy strictly prohibits hedging and pledging activities by executive officers and directors
Repricing Prohibited	❖ Under our 2024 Plan, repricing of underwater stock options without prior stockholder approval is prohibited
Stockholder Feedback	❖ We value the feedback of our stockholders and solicit it regularly throughout the year, including through an annual say-on-pay proposal
No Guaranteed Annual Bonus or Salary Increase	❖ We do not guarantee executive officers annual salary increases or bonuses
Avoid Excessive Perquisites	❖ Consistent with our pay-for-performance philosophy, we provide very limited perquisites to our executive officers and do not provide personal perquisites such as automobile leases
Good Standing Requirement	❖ We require executive officers and all other employees to be in good standing to be eligible for awards under our short-term cash incentive program

Stockholder Engagement

We believe that strong corporate governance should include year-round, constructive dialogue with stockholders on business strategy, operational execution, corporate governance, our executive compensation program and other critical business matters. Our ongoing engagement with stockholders enables us to better understand stockholders’ views and interests, solicit their feedback and share our perspective on these and other important subjects. Our investor relations team and members of our senior management regularly engage and have dialogue with our stockholders throughout the year, including following our quarterly financial releases, through participation at investor conferences and via other channels of communication. These interactions provide an opportunity to discuss and obtain feedback from stockholders regarding their perspectives on the Company’s strategic, operational, governance, executive compensation practices and other topics of interest.

Throughout 2023, we engaged with certain stockholders representing approximately 75% of outstanding shares to continue to gain a more thorough understanding of their views and perspectives.

Stockholder Engagement

In 2023, key topics discussed with certain stockholders included: (i) the further alignment of executive compensation to performance; (ii) corporate strategy and the prioritization of the Company’s key programs; and (iii) financing of the Company’s activities.

The Board, including the Compensation Committee and the Nominating and Corporate Governance Committee, evaluated such stockholder feedback in connection with its evaluation of the Company’s activities, strategy and corporate prioritization, including the exploration of ATA3219 to potentially treat lupus nephritis. In addition, based on feedback from stockholders, the Nominating and Corporate Governance Committee recommended the Board, and the Board approved, a reduction in the size of the Board from seven to six directors, effective at the Annual Meeting.

Consideration of 2023 Say-on-Pay Vote

At our 2023 Annual Meeting of Stockholders and, on average, over the prior three years, our Say-on-Pay proposal received the support of approximately 97% of the shares cast, which we believe indicates strong and sustained support for our compensation program and practices. Our Compensation Committee believes the support for our ongoing efforts to improve and refine our compensation program and further align management and stockholder interests was reflected in this strong support. Based on the level of support for our Say-on-Pay proposal, the Compensation Committee did not make any changes to our executive compensation program in response to the 2023 Say-on-Pay vote.

Compensation Philosophy and Objectives

Our philosophy in setting compensation policies for executive officers has two primary objectives: (i) to attract and retain talented and skilled executives by paying for performance; and (ii) to align compensation of our executives with the interests of our stockholders through an appropriate mix of short-term and long-term compensation. Our Compensation Committee believes that executive compensation should be directly linked to corporate performance and longer-term stockholder value and our executive compensation program is designed to appropriately balance and link executive compensation to both continuous and longer-term improvement in corporate performance.

Our compensation program is designed to be consistently and meaningfully focused on pay-for-performance principles, and historically payouts under our annual incentive plans have been both above and below target to reflect Company performance in that year. In determining compensation for executive officers, the Compensation Committee considers multiple factors, including peer group survey data, tenure, role, responsibilities, performance and local competitive market practices and trends. Our Compensation Committee focuses on the following principles to guide decisions regarding executive compensation:

•
Competitive Total Compensation Package. We strive to offer a market-competitive compensation package that enables us to attract and retain highly qualified and high-performing executives. To provide competitive total compensation levels, our Compensation Committee, in consultation with independent advisors and senior management, reviews the compensation policies and practices of our peer companies. The Compensation Committee, with the assistance of an independent compensation consultant, also reviews the composition of the peer group to evaluate whether the peer group continues to reflect comparable companies as our Company grows and evolves over time.
•
Pay-for-Performance. We structure our executive compensation program to reflect individual performance as well as achievement of our annual corporate goals and longer-term business strategies and objectives. We strive to achieve this balance by linking short-term and long-term cash and equity incentives to the achievement of corporate and individual performance goals and objectives.
•
Alignment with Stockholders. We use equity-based awards to align executive incentives with the creation of stockholder value.
•
Internal Parity, Flexibility and Simplicity. To the extent practicable, we design our compensation program to achieve the following: (i) internal parity for similarly situated executives within the Company; (ii) flexibility that allows us to adapt to rapid changes in the competitive environment for executives in the biotechnology industry; and (iii) simplicity in design that allows for clear and easy to understand communication to our employees, as well as ease of administration.
•
Avoidance of Excessive Perquisites. We generally intend to avoid the payment of excessive, unusual or unnecessary perquisites to executives, although from time to time we may offer certain perquisites that are common and deemed appropriate for similarly situated executives of peer companies. In addition, we do not offer our executive team any substantially enhanced benefits or perquisites when compared with our overall employee population.

How We Determine Executive Compensation

Role of the Compensation Committee and Executive Officers

The Compensation Committee oversees and approves all compensation arrangements for our executive officers, including our named executive officers. While the Compensation Committee has numerous resources available to it, including input from our Board, Chief Executive Officer, outside legal counsel and independent consultants, ultimate decision-making authority rests with the Compensation Committee. The Compensation Committee retains discretion over base salaries, annual bonuses and equity compensation for executive officers and bases its decision on a careful review of performance as well as the competitive market environment.

The Compensation Committee typically meets at least four times per year, with additional meetings as necessary. The Compensation Committee met five times in 2023. The agenda for each meeting is set by the Chair of the Compensation Committee, with consultation as appropriate with our Chief Executive Officer, Chief People Officer (from 2022 through February 2023), Chief Legal Officer, Chief Financial Officer and Pearl Meyer, the Compensation Committee’s independent compensation consultant. Members of management and Pearl Meyer may be invited to participate in meetings, but the Compensation Committee meets regularly in executive session. Our Chief Executive Officer is often present and participates in discussions regarding compensation of our other executive officers. Executives, including our Chief Executive Officer, are not present during deliberations regarding their own performance or compensation.

Role of Compensation Consultants

For 2023, the Compensation Committee retained the services of Pearl Meyer to assist the Compensation Committee in its review of executive and director compensation practices, including the market competitiveness of compensation, executive compensation design, benchmarking with industry peers and other technical considerations including those related to tax and accounting.

For 2023 compensation matters, Pearl Meyer advised and assisted with the following:

•
Development of a peer group to be used in the evaluation of 2023 executive and director compensation;
•
Documentary support, including peer group and industry data with respect to base salaries, target annual cash bonuses, and equity compensation;
•
A market analysis of executive officer compensation compared to our peer group, which was reviewed with the Compensation Committee and used to guide 2023 base salary and bonus target decisions for our named executive officers;
•
A market analysis of long-term incentive compensation of our executive officers compared to our peer group, which was reviewed with the Compensation Committee and used to guide 2023 long-term equity compensation determinations; and
•
A market analysis of director compensation compared to our peer group, which was reviewed with the Compensation Committee and used to guide decisions relating to the compensation payable to our non-employee directors.

The Compensation Committee regularly evaluates the services of its consultant. The Compensation Committee has assessed the independence of Pearl Meyer, consistent with Nasdaq listing standards and has concluded that the engagement of Pearl Meyer did not raise any conflict of interest.

Competitive Assessment

A key objective of our executive compensation program is to offer overall compensation packages to our executive officers that are competitive with the packages offered by companies with which we can compete for executive talent in the highly competitive cell therapy talent landscape. The Compensation Committee consults with its independent compensation consultant to develop a peer group of companies to serve as the basis for comparing our executive compensation program to the market.

2023 Peer Group

With the assistance of its independent compensation consultant, the Compensation Committee annually reviews the composition of the peer group to account for changes in both our business and the businesses of the companies in the peer group. While referencing the peer group compensation levels is helpful in determining market-competitive compensation for our named executive officers, the Compensation Committee does not directly tie any pay elements to particular benchmarks within the peer group. Rather, peer data is one consideration, along with employee knowledge, skills and experience, individual performance, and scope of responsibilities, among other factors.

The peer group used to determine 2023 compensation consisted of companies with a market capitalization range (at time of determination) of approximately $125.0 million to $3.0 billion. At the time of adoption, our market capitalization approximated the median of the selected peers and our revenue was at the 70th percentile. In developing the peer group, the Compensation Committee considered several key qualitative and quantitative elements as set out below.

•
Sector and Stage—highly competitive and dynamic biotechnology industry, with an emphasis on pre-commercial biopharmaceutical companies within the cell and gene therapy area
•
Stage of Business—focus on later stage (Phase 3) pre-commercial companies, with an emphasis on oncology and cell and gene therapy
•
Market Capitalization—between approximately $125.0 million and $3.0 billion

•
Headcount—generally between 100 to 500 employees
•
Geography—U.S.-based companies located in biotechnology “hub” locations

Following this analysis, the Compensation Committee identified the following 20 publicly-traded, U.S-based biotechnology/pharmaceutical companies as our peer group to be used in reviewing compensation for 2023:

Peer Group used to determine 2023 Compensation
Agenus Inc.	Alector Inc.	Allogene Therapeutics Inc.
Allo Vir Inc.	Bluebird Biotherapeutics Inc.	Clovis Oncology Inc.
Fate Therapeutics, Inc.	ImmunoGen, Inc.	Instil Bio Inc.
Iovance Biotherapeutics, Inc.	Karyopharm Therapeutics Inc.	Kronos Bio Inc.
MacroGenics Inc.	Nkarta Inc.	Nurix Therapeutics Inc.
Poseida Therapeutics Inc.	Precision BioSciences Inc.	Rigel Pharmaceuticals Inc.
TCR2 Therapeutics Inc.	TG Therapeutics Inc.

Per the Committee’s normal course agenda, the peer group was reviewed in September 2023. Significant adjustments were made to better align with Atara’s market capitalization and business strategy at the time. The market capitalization range (at time of determination) was approximately $60 million to $1.5 billion. The following 18-company revised peer group will be used to evaluate 2024 compensation decisions:

Peer Group used to determine 2024 Compensation
Actinium Pharmaceuticals Inc.*	Agenus Inc.	Alector Inc.
Allogene Therapeutics Inc.	Allo Vir Inc.	Bluebird Biotherapeutics Inc.
Fate Therapeutics, Inc.	Instil Bio, Inc.	Iovance Biotherapeutics, Inc.
Karyopharm Therapeutics Inc.	Kronos Bio, Inc.	MacroGenics, Inc.
Nkarta, Inc.	Nurix Therapeutics, Inc.	Poseida Therapeutics, Inc.
Precision Biosciences, Inc.	Rigel Pharmaceuticals, Inc.	Y-mAbs Therapeutics Inc.*

* Indicates new peer for 2024 compensation decisions; Clovis Oncology, Inc., ImmunoGen, Inc., TCR2 Therapeutics Inc., and TG Therapeutics Inc. were removed from peer group for 2024 compensation decisions as each fell outside of the peer selection criteria described above.

Elements of Executive Compensation

The Compensation Committee has developed an executive compensation program that consists of the following primary elements:

•
Base salary;
•
Short-term incentives in the form of an annual cash bonus opportunity; and
•
Long-term incentives in the form of equity-based compensation (stock options and restricted stock units (“RSUs”)).

The relative mix of these components is generally weighted towards incentive rather than fixed compensation and towards long-term incentive compared to short-term incentive compensation. We believe this relative weighting towards long-term equity-based compensation further aligns the interests of our executive officers with those of our stockholders.

Base Salary

Base salaries are set to be competitive within our industry and are important in attracting and retaining talented executives. Base salaries are fixed pay set with consideration for responsibilities, market data, employee knowledge, skills and experience, individual performance and scope of responsibilities, among other factors.

Annual Cash Bonus

The annual cash incentive award plan is intended to motivate and reward our executives for the achievement of individual goals as well as the strategic goals of the Company.

In 2023, our annual incentives were based on key strategic, research, development, regulatory, clinical, financial and operational corporate objectives.

Long-Term Equity Incentives

Long-term equity awards are designed to incentivize executives to deliver long-term stockholder value, while also providing a retention vehicle for our top executive talent.

Annual equity awards in 2023 were delivered as a combination of the following:

•
Service-based stock options (60%)
•
RSUs (40%)

The value of these awards depends on the performance of our common stock price, in order to align employee and executive interests with those of our stockholders over the longer term.

Target Compensation Mix

The Compensation Committee conducts an annual performance and compensation review for our executive officers, including our Chief Executive Officer. The Compensation Committee reviews base salary, annual bonus and equity-based compensation annually as part of this review. The Compensation Committee has not established formal policies or guidelines for allocating compensation between annual and long-term incentive compensation, or between cash and non-cash compensation. Instead, through our compensation program, the Compensation Committee seeks to align pay and performance. As can be seen in the graphs below, a large percentage of executive pay in 2023 was variable and “at-risk” (85% for the Chief Executive Officer and 79% on average for our other named executive officers), meaning that value to the executive is tied directly to corporate goals, individual goals (except for the Chief Executive Officer) and stock price performance. In this sense, we believe we have established a pay-for-performance culture and pay program. The balance between these components may change from year to year based on corporate strategy and objectives, among other considerations.

Base Salary

In considering the appropriate level of base salaries for our named executive officers for 2023, the Compensation Committee employed a holistic analysis of multiple relevant factors using its professional judgment and experience, emphasizing the following:

•
the individual contribution of the named executive officer to our key strategic, research, development, regulatory, clinical, financial and operational corporate objectives in 2023;
•
the criticality of each named executive officer’s skill set and relative expected future contributions to our business;
•
the growing complexity of our business, which results in increased workloads and responsibilities of each of our named executive officers; and
•
the need to attract, retain and motivate the named executive officer in a highly competitive marketplace.

The Compensation Committee considered the base salaries of similarly situated executives at our peer group companies for an understanding of whether our compensation program is competitively positioned to retain our highly qualified named executive officers. The Compensation Committee determined that each named executive officer should receive an increase in his base salary for 2023 as set forth below.

Named Executive Officer	2022 Base Salary	2023 Base Salary	Year-over-Year % Increase

Pascal Touchon, D.V.M.	$723,450	$723,450	0%
AnhCo Nguyen, Ph.D.	$520,000	$550,000(1)	5.8%
Amar Murugan	$515,000	$515,000	0%
(1)
Dr. Nguyen’s initial 2023 base salary of $539,615 was increased to $550,000 in May 2023.

Annual Cash Bonuses

Annual Performance Goals

The Compensation Committee works with the executive team to develop goals with respect to the Company’s annual incentive compensation program and ultimately recommends a list of goals to the Board for approval. The Board reviews the strategic, operational and financial components of the goals and approves the goals as well as a weighting for each goal based on its relative importance. Our Chief Executive Officer and executive team provide updates to the Board through the course of the year on performance towards these goals. At the end of the year, our Chief Executive Officer presents the Compensation Committee with a proposed score based on the Company’s performance against the goals. After discussion and review, the Compensation Committee makes a recommendation on the overall corporate achievement score compared to the annual performance goals to the Board for approval. This score is then used to establish the corporate portion of annual bonus payments.

In addition, our Chief Executive Officer works with each executive officer to establish individual performance goals and objectives. Individual goals are evaluated in a more qualitative and subjective manner than the corporate goals, and executive officers are evaluated on overall achievement of individual goals as well as overall contribution to the Company’s corporate goals. This evaluation is performed by our Chief Executive Officer who then recommends an individual bonus amount to the Compensation Committee for consideration and approval.

Annual Bonus Process

As noted above, the Compensation Committee conducts an annual performance and compensation review for our executive officers, including our Chief Executive Officer. The review is typically conducted over a series of meetings beginning at the end of the year as part of the Company’s broader annual performance review process. The annual corporate score which is determined as described above in “Annual Performance Goals” is used to determine the size of the Company-wide bonus pool. Our Chief Executive Officer receives a bonus based entirely on corporate performance since our Chief Executive Officer has ultimate operational responsibility for corporate performance. Our other executives receive a bonus which is primarily linked to corporate performance (85%), with a smaller individual performance component (15%). The individual performance component of the bonus for these executive officers can be modified up to 125% or down to 0% dependent on performance in the prior year. In addition, the Compensation Committee retains flexibility to increase or decrease any and all compensation components to reflect performance.

2023 Bonus Targets

Bonus targets (expressed as a percentage of base salary) are reviewed annually by the Compensation Committee, taking into consideration competitive market data, and adjusted if deemed appropriate by the Compensation Committee. The 2023 target bonuses, as a percentage of base salary determined by level, have not changed since 2020.

Named Executive Officer	Target Bonus (as % of base salary)	Target Bonus ($ amount)

Pascal Touchon, D.V.M.	65%	$470,243
AnhCo Nguyen, Ph.D.	45%	$247,500(1)
Amar Murugan	45%	$231,750
(1)
Dr. Nguyen’s initial 2023 base salary was increased to $550,000 in May 2023.

2023 Corporate Goal Development, Weighting and Performance Evaluation

In the first quarter of 2023, the Board reviewed and approved the corporate goals and objectives for 2023, as summarized in the table below. In selecting these goals, the Compensation Committee wanted to strike the appropriate balance between continuing to build out our enterprise capabilities and our development programs: ATA188; tab-cel; and CAR-T. At the time the 2023 corporate goals were set, the Board and management believed that such goals were challenging, and that achieving them would require not only continued strong progress on research and clinical development, manufacturing and operational capabilities, and prudent fiscal and legal management, but also a high level of effort and execution on the part of our named executive officers.

The Board also applied a performance weighting to such goals relative to our overall performance to reflect the prioritization of key business objectives. Additionally, a weighting between corporate performance and individual performance was applied for each named executive officer (other than the Chief Executive Officer) to reflect the level of impact such individual would be able to make on the overall corporate performance. As noted above, the Chief Executive Officer’s annual bonus was entirely based on corporate performance. The relative weighting between our 2023 corporate objectives relating to advancing key assets in our pipeline and enhancing our enterprise capabilities is summarized below.

2023 Objectives	2023 Goals Summary	Results	Weight
ATA188	• Disclose EMBOLD primary analysis data in October 2022 • Achieve certain manufacturing milestones relating to ATA188 by end of 2023 • Advance partnership discussions after EMBOLD primary analysis to enable partnership transaction in first half of 2024	• Completed disclosure of EMBOLD primary analysis in early November 2023 • Reached certain manufacturing milestones relating to ATA188 by the end of 2023	40%
Tab-cel	• Support Pierre Fabre applicable registrational and commercialization activities • Maintain sufficient product inventory levels for product launch in Europe and clinical development activities • Resolve outstanding FDA questions to enable clarity by the end of Q3 2023 on a path to a tab-cel BLA filing • Consummate collaboration transaction relating to tab-cel in the U.S. by the end of Q4 2023
•
Successfully supported Pierre Fabre’s commercial launch of Ebvallo in Europe
•
Maintained sufficient product inventory levels to enable a successful product launch in Europe and clinical development activities
•
Obtained in September 2023 a successful outcome on process control and CMC comparability with FDA to clarify the path to a tab-cel BLA filing
•
Executed and consummated expansion of collaboration with Pierre Fabre for tab-cel globally to include the United States and other territories not covered by prior agreement, providing the Company an opportunity to receive up to $640 million in upfront and milestone payments plus significant double-digit tiered royalties
			25%

Finance	• Extend the Company’s cash runway into 2025 through various means, including business development activities and financial stewardship	• Expanded collaboration with Pierre Fabre for tab-cel globally to include the United States and other territories not covered by prior agreement, providing the Company an opportunity to receive up to $640 million in upfront and milestone payments plus significant double-digit tiered royalties • Executed corporate restructuring • Expanded collaboration and corporate restructuring extended the Company’s cash runway into 2025	20%
ATA3219	• Submit ATA3219 IND by end of Q3 2023 • Make available clinical supply of ATA3219 to support Phase 1 clinical study by end of Q4 2023	• Filed IND prior to the end of Q2 2023 and obtained safe to proceed notification from FDA prior to the end of Q3 2023	10%
Enterprise Capabilities	• Advance organizational capabilities by end of Q4 2023, including implementation of enhanced compliance policies, to support evolving business	• Successfully implemented several initiatives to improve organizational effectiveness and further enhance corporate compliance by end of Q4 2023	5%

As noted above, we achieved important progress with the FDA to advance tab-cel towards a BLA filing in Q2 2024. Our expanded collaboration with Pierre Fabre for tab-cel commercialization globally included the United States and other territories not included in the original agreement enables us to retain significant financial value in tab-cel without having to further invest in the additional infrastructure and activities necessary to launch tab-celin the United States. Combined with the corporate restructuring announced in November 2023 and our efforts to make our operations more efficient, we were able to extend our cash runway well into 2025. In addition, as noted above, during the course of 2023, we also announced important data that further supports tab-cel, our CAR-T programs and our platform.

Despite these important achievements, we were disappointed by the results of the primary analysis for the EMBOLD study, our Phase 2 study of ATA188 to treat patients with non-active progressive multiple sclerosis and that such data were not sufficient to enable a successful partnering transaction in the first half of 2024. Based on the Board’s evaluation of the Company’s foregoing results and achievements in 2023 and in particular, considering the outcome of the primary analysis of the EMBOLD study of ATA188, and as recommended by the Compensation Committee, the Board approved a 50% achievement of the 2023 corporate goals.

In consideration of the foregoing, in January 2024, pursuant to the terms and conditions of the applicable annual bonus guidelines, the Compensation Committee approved annual cash bonus payments for each named executive officer as reflected in the table below.

Name	2023 Bonus Target	Corporate Score Modifier	2023 Individual Modifier	2023 Actual Bonus Paid as a % of Bonus Target	2023 Actual Bonus Paid (1)
Pascal Touchon, D.V.M.	$470,243	50%	--	50.0%	$235,121
AnhCo Nguyen, Ph.D.	$247,500	50%	125%	61.2%	$148,572
Amar Murugan	$231,750	50%	125%	61.2%	$141,947

*As noted below in the 2023 Summary Compensation Table, in addition to the above-mentioned bonus payment, in consideration of their significant efforts towards the execution and consummation of the amended and restated commercialization agreement with Pierre Fabre, the Compensation Committee approved a one-time, discretionary cash bonuses in the amount of $75,000 to Dr. Touchon and $50,000 to Mr. Murugan in 2023. Thus, Dr. Touchon and Mr. Murugan received total bonus payments in amounts of $310,121 and $191,947, respectively, for 2023.

Long-Term Incentives

Our goal is to align executive compensation and performance that advances our critical business objectives. Therefore, a significant portion of the named executive officers’ total compensation typically has consisted of, and is expected to continue to consist of, equity-based awards. In evaluating the mix of equity awards for 2023, the Compensation Committee considered market trends, as well as applicable feedback from stockholders and proxy advisory firms, and determined that a mix of service-based stock options and RSUs would be the most appropriate incentive structure for our named executive officers to reward performance over time and achieve our retention objectives. The following table outlines the equity awards granted to named executive officers in 2023.

Equity Grants

Named Executive Officer	Grant Date	Type of Grant	Stock Options (#)	RSUs (#)
Pascal Touchon, D.V.M.	March 1, 2023	Annual	730,600	324,711
AnhCo Nguyen, Ph.D.	March 1, 2023	Annual	346,895	154,176
Amar Murugan	March 1, 2023	Annual	349,593	155,375

Stock Options (60% of total grant value)

The Compensation Committee grants stock options to emphasize retention and align the named executive officers’ interests with those of stockholders. We believe that stock options provide a necessary balance between performance-based and time-vesting awards as the stock options are considered by us to be performance-based because the executive officers will realize no value unless the stock price appreciates from the date of grant. 2023 stock option awards vest monthly and will generally be fully vested three years after the option grant date, subject to continuous service.

RSUs (40% of total grant value)

RSUs are viewed as an important retention vehicle for named executive officers, as well as a variable and at-risk component of executive compensation. Market trends reflect their favored use among our peer group and other companies in the biotechnology sector. 2023 RSU awards vest quarterly and will generally be fully vested three years after the RSU grant date, subject to continuous service.

Other Compensation Policies and Practices

Insider Trading Policy (including Anti-Hedging and Anti-Pledging)

Our Insider Trading Policy prohibits all employees (including executive officers) and directors from: (i) buying or selling our stock while aware of any material nonpublic information; (ii) buying or selling our stock while our trading window is closed; and (iii) engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges or other inherently speculative transactions with respect to our stock at any time.

Stock Ownership Guidelines

Effective as of January 1, 2021, in order to further align their financial interests with those of our stockholders as well as to promote sound corporate governance, we adopted stock ownership guidelines for our named executive officers. These guidelines establish the following ownership targets for the value of stock held by each individual:

Role	Ownership Guideline (as a multiple of base pay)
Chief Executive Officer	3x
All other Officers	1x
Non-employee Directors	3x

The guidelines must be achieved (i) by each individual covered under the guidelines (a “Covered Individual”) by December 31, 2025 and (ii) for any individual who becomes a Covered Individual after January 1, 2021, by December 31 of the calendar year in which the fifth anniversary of the date the individual became a Covered Individual occurs. The shares counted towards the ownership requirements specified in the guidelines include shares owned outright (valued at fair market value), unvested RSUs (valued at 70% of fair market value) and vested stock options (valued at 70% of intrinsic value, the number of shares vested multiplied by the difference between the exercise price and the Nasdaq closing price of our common stock on the measurement date), as applicable, to account for any sales of such equity required to be sold or withheld to cover taxes.

Once a Covered Individual has complied with these Guidelines, such Covered Individual shall be deemed to remain compliant under the guidelines notwithstanding any change in his or her base pay or change in the value of his or her equity which would otherwise make such Covered Individual non-compliant; provided that a sale or other disposition of shares of stock (other than the sale, or surrender to the Company, of shares of stock in payment of the exercise price of any equity award or in satisfaction of taxes in connection with vesting or exercise of any equity award) may, as applicable, cause the Covered Individual to no longer be deemed in compliance with the guidelines. A Covered Individual’s ownership is reviewed annually as of December 31 of a calendar year to determine if the Covered Individual has met, or is on track to meet, the applicable guideline.

As of December 31, 2023, each Covered Individual is either in compliance, or on track to be in compliance, with the ownership targets set forth in the guidelines within the timeframe specified in the guidelines.

Clawback Policy

Our Clawback Policy provides for the Company’s recoupment of certain incentive compensation paid to covered officers of the Company under certain triggering events. The Board may delegate determinations to be made under the Clawback Policy to a committee of the Board.

Pursuant to the Clawback Policy: (i) a triggering event refers to an accounting restatement that the Company is required to prepare due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period; and (ii) “covered officer” refers to a current or former officer of the Company who is or was designated as an “officer” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, by the Board or an appropriate committee of the Board.

There was no recoupment under the Clawback Policy in 2023.

Accounting and Tax Considerations

Under the Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (Topic 718) (“ASC 718”), we are required to estimate and record an expense for each award of equity compensation (including stock options, RSUs and performance stock options) over the vesting period of the award. For such period as stock options, RSUs and performance stock options remain the sole components of our long-term compensation program, we expect to record stock-based compensation expense on an ongoing basis according to ASC 718. Compensation expense relating to awards subject to performance conditions is recognized if it is probable that the performance goals will be achieved. The probability of achievement of such goals is assessed on a quarterly basis.

Compensation Risk Assessment

The Compensation Committee has reviewed the Company’s compensation policies and practices, in consultation with Pearl Meyer, to assess whether they encourage employees to take inappropriate risks. After reviewing and assessing the Company’s compensation philosophy, terms and practices, including the mix of fixed and variable, short and long-term incentives and overall pay, incentive plan structures and the checks and balances built into, and oversight of, each plan and practice, the Compensation Committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company as a whole and strike an appropriate balance between short-term and long-term compensation and incentivizes our executives to act in a manner that prudently manages enterprise risk.

2023 Summary Compensation Table

The following table sets forth information regarding compensation awarded to or earned by our named executive officers listed below during the year ended December 31, 2023 and, consistent with SEC disclosure rules applicable to smaller reporting companies and to the extent applicable, the fiscal year ended December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Pascal Touchon, D.V.M. President and Chief Executive Officer	2023 2022	723,450 717,938	75,000 ---	1,269,620 1,843,569	2,060,876 2,236,703	235,121 349,611	11,058 10,307	4,375,125 5,158,127
AnhCo Nguyen, Ph.D.(6) EVP, Chief Scientific and Technical Officer	2023	539,615	---	602,828	978,521	148,572	8,155	2,277,691
Amar Murugan EVP, Chief Legal Officer	2023 2022	515,000 457,328	50,000 ---	607,516 529,021	986,132 641,833	141,947 150,389	11,557 10,807	2,312,153 1,789,378

(1)
Amounts reported in this column include the following bonuses approved by the Compensation Committee: (a) in the case of Dr. Touchon, a bonus cash payment of $75,000 in 2023 in connection with the successful execution of the amended and restated commercialization agreement with Pierre Fabre Medicament; and (b) in the case of Mr. Murugan, a bonus cash payment of $50,000 in 2023 in connection with the successful execution of the amended and restated commercialization agreement with Pierre Fabre Medicament.
(2)
The amounts in this column for 2023 reflect the aggregate fair value of RSUs awarded during the year, computed at the measurement date in accordance with ASC 718 based on the closing stock price on the date of grant. Pursuant to SEC rules, the amounts shown assume that there will be no service-based forfeitures of awards. Assumptions used in the calculation of these amounts are included in note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the RSUs or the sale of the common stock underlying such RSUs.
(3)
The amounts in this column for 2023 reflect the aggregate fair value of stock options granted during the year, computed at the measurement date in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the exercise of the stock options or the sale of the common stock acquired upon exercise.
(4)
Amounts reported in this column for 2023 represent discretionary bonuses approved in January 2024 by the Compensation Committee for fiscal year 2023, following the achievement of certain corporate goals as determined by the Board and as detailed in the heading “Compensation Discussion & Analysis – Performance Evaluation”.

(5)
Amounts reported in this column include the following: (a) life insurance premiums paid on behalf of the named executive officers, (b) to the extent the named executive officer participated, employer contributions to the named executive officers’ 401k benefit plan accounts under the Company’s employer match program, and (c) to the extent the named executive officer participated, reimbursements up to $500 under the Company’s wellness program.
(6)
Dr. Nguyen was not a named executive officer prior to 2023.

Outstanding Equity Awards as of December 31, 2023

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2023.

Name	Grant Date	Note	Option Awards				Stock Awards
			Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Pascal	06/24/2019	(2)	225,000	---	20.43	06/23/2029	---	---
Touchon,	03/01/2020	(3)	---	---	---		9,375	4,808
D.V.M.	03/01/2020	(4)	226,875	15,125	12.15	02/28/2030	---	---
	03/01/2021	(3)	---	---	---	---	36,623	18,780
	03/01/2021	(4)	121,609	55,277	17.11	02/28/2031	---	---
	03/01/2022	(3)	---	---	---		101,570	52,085
	03/01/2022	(4)	148,496	190,923	10.21	02/29/2032	---	---
	03/01/2023	(5)	182,650	547,950	3.91	02/28/2033	---	---
	03/01/2023	(6)	---	---	---	---	243,534	124,884
AnhCo	05/10/2021	(7)	---	---	---	---	43,296	22,202
Nguyen,	05/10/2021	(8)	112,536	61,713	13.24	05/09/2031	---	---
Ph.D.	03/01/2022	(3)	---	---	---	---	33,562	17,211
	03/01/2022	(4)	49,068	63,088	10.21	02/29/2032	---	---
	08/01/2022	(9)	---	---	---	---	15,000	7,692
	03/01/2023	(5)	86,724	260,171	3.91	02/28/2033	---	---
	03/01/2023	(6)	---	---	---	---	115,632	59,296
Amar	04/20/2020	(7)	---	---	---	---	6,880	3,528
Murugan	04/20/2020	(8)	100,833	9,167	8.20	04/19/2030	---	---
	03/01/2021	(3)	---	---	---	---	13,057	6,696
	03/01/2021	(4)	43,332	19,696	17.11	02/28/2031	---	---
	03/01/2022	(3)	---	---	---	---	29,148	14,947
	03/01/2022	(4)	42,612	54,786	10.21	02/29/2032	---	---
	03/01/2023	(5)	---	---	---	---	116,534	59,759
	03/01/2023	(6)	87,398	262,195	3.91	02/28/2033	---	---

(1)
Amounts reflect the value of RSUs, each with respect to one share of our common stock, as of December 31, 2023.
(2)
Represents options issued as an inducement grant under Nasdaq Listing Rule 5635(c)(4) pursuant to the Inducement Plan.
(3)
Represents RSUs issued under the 2014 Plan. Approximately 1/16th of the total number of shares underlying the RSUs vest on specific dates that approximately quarterly vesting from the grant date, subject to continuous service.
(4)
Represents options issued under the 2014 Plan. 1/48th of the total number shares underlying the options vest each month measured from the grant date, subject to continuous service.
(5)
Represents RSUs issued under the 2014 Plan. 1/12th of the total number of shares under the RSUs vest on specific dates that approximately quarterly vesting from the grant date, subject to continuous service.
(6)
Represents options issued under the 2014 Plan. 1/36th of the total number shares underlying the options vest each month measured from the grant date, subject to continuous service.
(7)
Represents RSUs issued as an inducement grant under the Nasdaq Listing Rule 5635(c)(4) pursuant to the Inducement Plan. 25% of the shares subject to the RSUs vest upon completion of approximately one year of service, and thereafter, an additional approximately 1/16th of the total number of shares underlying the RSUs vest on specific dates that approximately quarterly vesting, subject to continuous service.
(8)
Represents options issued as an inducement grant under Nasdaq Listing Rule 5635(c)(4) pursuant to the Inducement Plan. 25% of the shares subject to the options vest upon completion of one year of service, and thereafter, an additional 1/48th of the total number of shares underlying the options vest each month, subject to continuous service.
(9)
Represents RSUs issued under the 2014 Plan. 50% of the total number of shares underlying the RSUs vest annually measured from the grant date, subject to continuous service.

Employment Contracts and Change in Control Arrangements

Pascal Touchon, D.V.M.

We entered into an executive employment agreement with Dr. Touchon in May 2019 (the “Touchon Employment Agreement”) in connection with him joining the Company as our President and Chief Executive Officer in June 2019.

Under the Touchon Employment Agreement and the agreements governing his equity awards, he is entitled to certain benefits in the event of a termination of employment without cause or resignation for good reason. In the event Dr. Touchon’s employment is terminated by us without cause or he resigns for good reason, in either case, unrelated to a change in control (other than as a result of his death or disability), he will be entitled to receive the following benefits:

•
Severance pay in the form of continuation of his final monthly base salary for 12 months following termination;
•
Pro rata bonus pay in an amount equal to the prorated amount of his target bonus amount for the year in which the termination of employment occurs;
•
Prior year bonus pay if his termination of employment occurs prior to his receipt of an annual bonus payment for the completed calendar year that immediately precedes the calendar year of his termination of employment;
•
Either (a) subject to Dr. Touchon’s timely election for continued coverage under COBRA, reimbursement by us of his COBRA premiums for up to 12 months following his termination of employment or (b) if Dr. Touchon is not entitled to COBRA continuation coverage or if we determine that we cannot pay his COBRA premiums without potentially incurring financial costs or penalties under applicable law, payment by us to Dr. Touchon of a fully taxable cash payment equal to the applicable COBRA premiums on the first of each month for up to 12 months following his termination of employment; and
•
Vesting and exercisability of the unvested time-based equity awards shall accelerate as if Dr. Touchon had provided an additional 12 months of continued services following his employment termination date.

In addition, in the event Dr. Touchon’s employment is terminated by us without cause (other than as a result of his death or disability) at any time beginning three months before a change in control and ending twelve months following a change in control (the “change in control period”), or he resigns for good reason at any time during the change in control period, he will be entitled to receive the following payments and benefits:

•
Severance pay in an amount equal to his final annual base salary plus his final target bonus amount, multiplied by two, paid in equal installments on the Company’s regular payroll schedule over the period of 24 months following his employment termination date;
•
Prior year bonus pay if his termination of employment occurs prior to his receipt of an annual bonus payment for the completed calendar year that immediately precedes the calendar year of his termination of employment;
•
Either (a) subject to Dr. Touchon’s timely election for continued coverage under COBRA, reimbursement by us of his COBRA premiums for up to 24 months following his termination of employment or (b) if Dr. Touchon is not entitled to COBRA continuation coverage or if we determine that we cannot pay his COBRA premiums without potentially incurring financial costs or penalties under applicable law, payment by us to Dr. Touchon of a fully taxable cash payment equal to the applicable COBRA premiums on the first of each month for up to 24 months following his termination of employment; and
•
Full acceleration and immediate exercisability, if applicable, of all outstanding equity awards subject to time-based vesting conditions.

In the event that Dr. Touchon’s employment is terminated by us as a result of his death or disability, he (or his heirs or estate) will be entitled to receive the following payments and benefits:

•
Pro rata bonus pay in an amount equal to the prorated amount of his target bonus amount for the year in which the termination of employment occurs; and
•
Prior year bonus pay if his termination of employment occurs prior to his receipt of an annual bonus payment for the completed calendar year that immediately precedes the calendar year of his termination of employment.

The receipt of any termination-based payments or benefits by Dr. Touchon is subject to his execution and the effectiveness of a release of claims against the Company.

Pursuant to the Touchon Employment Agreement, if any payments or benefits provided to Dr. Touchon in connection with a change in control are subject to excise taxes as a result of the application of Sections 280G and 4999 of the Internal Revenue Code, such payments and benefits will be reduced so that no excise tax is payable, but only if this reduction results in a more favorable after-tax position for him.

AnhCo Nguyen, Ph. D.

We entered into an executive employment agreement with Dr. Nguyen in May 2021 (“Nguyen Employment Agreement”) in connection with his joining the Company as our Senior Vice President, Chief Scientific Officer. Dr. Nguyen was promoted to Executive Vice President, Chief Scientific and Technical Officer in May 2023.

Under the Nguyen Employment Agreement and the agreements governing his equity awards, he is entitled to certain benefits in the event of a termination of employment without cause or resignation for good reason. In the event Dr. Nguyen’s employment is terminated by us without cause or he resigns for good reason, in either case, unrelated to a change in control (other than as a result of his death or disability), he will be entitled to receive the following benefits:

•
Severance pay in the form of the continuation of his final annual base salary for 12 months following termination; and
•
Either (a) subject to Dr. Nguyen’s timely election for continued coverage under COBRA, payment by us of his COBRA premiums for up to 12 months following his termination of employment or (b) if Dr. Nguyen is not entitled to COBRA continuation coverage or if we determine that we cannot pay his COBRA premiums without potentially incurring financial costs or penalties under applicable law, payment by us to Dr. Nguyen of a fully taxable cash payment equal to the applicable COBRA premiums on the first of each month for up to 12 months following his termination of employment.

In addition, in the event Dr. Nguyen’s employment is terminated by us without cause (other than as a result of his death or disability) or as a result of a resignation for good reason, in either case, during the change in control period, he will be entitled to receive the following payments and benefits:

•
Severance pay in the form of a lump sum payment equal to 12 months of his final annual base salary following termination;
•
Either (a) subject to Dr. Nguyen’s timely election for continued coverage under COBRA, payment by us of his COBRA premiums for up to 12 months following his termination of employment or (b) if Dr. Nguyen is not entitled to COBRA continuation coverage or if we determine that we cannot pay his COBRA premiums without potentially incurring financial costs or penalties under applicable law, payment by us to Dr. Nguyen of a fully taxable cash payment equal to the applicable COBRA premiums on the first of each month for up to 12 months following his termination of employment;
•
Lump sum amount equal to 100% of his target annual bonus for the year in which the termination date occurs; and
•
Full acceleration and immediate exercisability, if applicable, of all outstanding equity awards subject to time-based vesting conditions.

The receipt of any termination-based payments or benefits by Dr. Nguyen is subject to his execution and the effectiveness of a release of claims against the Company.

Pursuant to the Nguyen Employment Agreement, if any payments or benefits provided to Dr. Nguyen in connection with a change in control are subject to excise taxes as a result of the application of Sections 280G and 4999 of the Internal Revenue Code, such payments and benefits will be reduced so that no excise tax is payable, but only if this reduction results in a more favorable after-tax position for him.

Amar Murugan

We entered into an executive employment agreement with Mr. Murugan in April 2020 (the “Murugan Employment Agreement”) in connection with his joining the Company as our Senior Vice President, General Counsel. Mr. Murugan was promoted to Executive Vice President, Chief Legal Officer in March 2023.

Under the Murugan Employment Agreement and the agreements governing his equity awards, he is entitled to certain benefits in the event of a termination of employment without cause or resignation for good reason. In the event Mr. Murugan’s employment is terminated by us without cause or he resigns for good reason, in either case, unrelated to a change in control (other than as a result of his death or disability), he will be entitled to receive the following benefits:

•
Severance pay in the form of the continuation of his final annual base salary for 12 months following termination; and
•
Either (a) subject to Mr. Murugan’s timely election for continued coverage under COBRA, payment by us of his COBRA premiums for up to 12 months following his termination of employment or (b) if Mr. Murugan is not entitled to COBRA continuation coverage or if we determine that we cannot pay his COBRA premiums without potentially incurring financial costs or penalties under applicable law, payment by us to Mr. Murugan of a fully taxable cash payment equal to the applicable COBRA premiums on the first of each month for up to 12 months following his termination of employment.

In addition, in the event Mr. Murugan’s employment is terminated by us without cause (other than as a result of his death or disability) or as a result of a resignation for good reason, in either case, during the change in control period, he will be entitled to receive the following payments and benefits:

•
Severance pay in the form of a lump sum payment equal to 12 months of his final annual base salary following termination;
•
Either (a) subject to Mr. Murugan’s timely election for continued coverage under COBRA, payment by us of his COBRA premiums for up to 12 months following his termination of employment or (b) if Mr. Murugan is not entitled to COBRA continuation coverage or if we determine that we cannot pay his COBRA premiums without potentially incurring financial costs or penalties under applicable law, payment by us to Mr. Murugan of a fully taxable cash payment equal to the applicable COBRA premiums on the first of each month for up to 12 months following his termination of employment;
•
Lump sum amount equal to 100% of his target annual bonus for the year in which the termination date occurs; and
•
Full acceleration and immediate exercisability, if applicable, of all outstanding equity awards subject to time-based vesting conditions.

The receipt of any termination-based payments or benefits by Mr. Murugan is subject to his execution and the effectiveness of a release of claims against the Company.

Pursuant the Murugan Employment Agreement, if any payments or benefits provided to Mr. Murugan in connection with a change in control are subject to excise taxes as a result of the application of Sections 280G and 4999 of the Internal Revenue Code, such payments and benefits will be reduced so that no excise tax is payable, but only if this reduction results in a more favorable after-tax position for him.

Retirement Plans

We have one qualified 401(k) plan covering all eligible employees, including our named executive officers. Under the plan, employees may contribute up to the statutory allowable amount for any calendar year. We make matching contributions, equal to 50% of each dollar contributed up to the first 6% of an individual’s eligible earnings, up to the annual IRS maximum.

2023 Non-Employee Director Compensation

The following table sets forth information regarding compensation earned by or paid to our non-employee directors during 2023. Dr. Touchon is also a member of the Board but is not separately compensated for his service on the Board. Please see the “2023 Summary Compensation Table” for the compensation received by Dr. Touchon in his capacity as our President and Chief Executive Officer.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Eric L. Dobmeier	70,000	87,210	87,522	244,732
Matthew K. Fust	65,000	87,210	87,522	239,732
Carol Gallagher, Pharm.D.	85,500	87,210	87,522	260,232
William K. Heiden	62,500	87,210	87,522	237,232
Ameet Mallik	44,792	87,210	87,522	219,524
Maria Grazia Roncarolo, M.D.	55,000	87,210	87,522	229,732
Beth Seidenberg, M.D.(3)	25,000	---	---	25,000

(1)
The amounts in this column reflect the aggregate fair value of RSUs awarded during the year, computed at the measurement date in accordance with FASB ASC Topic 718, based on the closing stock price on the date of grant. Pursuant to SEC rules, the amounts shown assume that there will be no service-based forfeitures of awards. Assumptions used in the calculation of these amounts are included in note 11 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2023. As of December 31, 2023, the Company’s non-employee directors had the following RSUs outstanding: Mr. Dobmeier, 57,000 RSUs; Mr. Fust, 57,000 RSUs; Dr. Gallagher, 57,000 RSUs; Mr. Heiden, 57,000 RSUs; Dr. Roncarolo, 57,000; Dr. Seidenberg, no RSUs outstanding; and Mr. Mallik, 57,000 RSUs outstanding.
(2)
The amounts in this column reflect the aggregate fair value of stock options awarded during the year, computed at the measurement date in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown assume that there will be no service-based forfeitures of awards. Assumptions used in the calculation of these amounts are included in note 11 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2023. As of December 31, 2023, the Company’s non-employee directors had the following options outstanding: Mr. Dobmeier, 198,000 options; Mr. Fust, 198,000 options; Dr. Gallagher, 198,000 options; Mr. Heiden, 198,000 options; Mr. Mallik, 166,000 options; Dr. Roncarolo, 188,000 options; and Dr. Seidenberg, no options outstanding.
(3)
Dr. Seidenberg resigned from the Board in June 2023.

Our non-employee director compensation policy, pursuant to which we compensate our non-employee directors with a combination of cash and equity, is intended to be fair and competitive to account for the time and effort required of a director of the Company. The annual cash compensation contained in this policy, set forth below, is payable in equal quarterly installments, in arrears following the end of each quarter in which the service occurred, pro-rated for any partial months of service. The Compensation Committee reviews pay levels for non-employee directors regularly with assistance from its compensation consultant, who prepares a comprehensive assessment of our non-employee director compensation program. That assessment includes benchmarking of director compensation against the same peer group used for executive compensation purposes and an update on recent trends in director compensation. Following that review, the Compensation Committee approved changes to the equity compensation in the non-employee director compensation policy for 2023. Our director compensation is set forth below:

•
Annual Board Service Retainer:

All Directors other than Lead Director or Chair of the Board: $45,000

Lead Director: $75,000

Chair of the Board: $85,000

•
Annual Committee Service Retainer (Chair):

Chair of the Audit Committee: $20,000

Chair of the Compensation Committee: $15,000

Chair of the Nominating and Corporate Governance Committee: $10,000

•
Annual Committee Service Retainer (Non-Chair):

Audit Committee: $10,000

Compensation Committee: $7,500

Nominating and Corporate Governance Committee: $5,000

Research and Development Committee: $5,000

We have reimbursed, and under this policy will continue to reimburse, our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board and committees of our Board.

The non-employee director compensation policy also provides for equity compensation to each non-employee director as follows:

•
Initial Grant: At the time they join our Board, each new non-employee director will receive an initial stock option grant with a grant date fair value of $450,000, rounded to the nearest 500 shares, vesting annually over three years.
•
Annual Grant: Each non-employee director will receive an annual grant of equity awards in the form of stock options and RSUs at a 1:1 stock-option-to-RSU ratio calculated on the basis of such equity awards together having an aggregate grant date fair value of $300,000, rounded to the nearest 500 shares, vesting in full on the date of the next annual meeting of stockholders, subject to continued service.

In May 2023, to further align the interests of the Board and the Company’s stockholders, the Compensation Committee amended the non-employee director compensation policy solely with respect to the annual grant to be made at the 2023 Annual Meeting of Stockholders to reduce the value of the aggregate grant date fair value from $300,000 to $175,000.

All options granted to our non-employee directors under the policy will vest in full upon the completion of a change in control. Grant date option value is determined using the same method we use to calculate the grant date fair value of stock options in our financial statements.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2023.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and RSUs	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity Compensation Plans Approved by Stockholders(2)	14,611,584	$11.60	5,725,365
Equity Compensation Plans Not Approved by Stockholders(3)	2,375,781	$11.80	2,397,366
Total	16,987,364	$11.63	8,122,732

(1)
Excludes outstanding securities included in the column labeled “Number of Securities to be Issued upon Exercise of Outstanding Options and RSUs.”
(2)
Includes securities issuable under our 2014 Plan and our 2014 ESPP. In accordance with its terms, the 2014 Plan terminated on March 31, 2024.
(3)
Includes securities issuable pursuant to Nasdaq Listing Rule 5635(c)(4) and pursuant to our Inducement Plan. The Inducement Plan provides for the grant of equity awards to individuals who were not previously employees or directors of the Company, other than following a bona fide period of non-employment. All equity awards under the Inducement Plan are intended to meet the standards of Nasdaq Listing Rule 5635(c)(4). The terms and conditions of the Inducement Plan and the equity awards to be granted thereunder are substantially similar to the 2014 Plan.

Pay Versus Performance

The following table sets forth information regarding the Company’s performance and the “compensation actually paid” to our named executive officers, as calculated in accordance with SEC disclosure rules applicable to smaller reporting companies:

Year(1)	Summary Compensation Table Total for PEO(2) ($)	Compensation Actually Paid to PEO(3) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(2) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(3) ($)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(4) ($)	Net Income (Loss) ($)
2023	4,375,125	557,312	2,294,922	535,339	2.61	(276,126,000)
2022	5,158,127	(2,901,098)	2,399,835	(281,950)	16.71	(228,302,000)
2021	5,117,335	428,098	2,220,674	1,138,044	80.29	(340,141,000)
(1)
Dr. Touchon served as the Company’s principal executive officer (“PEO”) for the entirety of 2023, 2022 and 2021 and the Company’s other named executive officers (“NEOs”) for the applicable years were as follows:

- 2023: AnhCo Nguyen, Ph.D.; and Amar Murugan

- 2022: Jakob Dupont, M.D.; Utpal Koppikar; Amar Murugan; and Charlene Banard

- 2021: Jakob Dupont, M.D.; Utpal Koppikar; Amar Murugan; and Kristin Yarema, Ph.D.

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Dr. Touchon and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s named executive officers for the applicable year other than the principal executive officer for such years.
(3)
To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Dr. Touchon and for the average of the other named executive officers is set forth following the footnotes to this table.
(4)
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2020. Historic stock price performance is not necessarily indicative of future stock price performance.

Compensation Actually Paid Adjustments

Year	Summary Compensation Table Total ($)(1)	(Minus) Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year ($)(2)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year ($)(3)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years ($)(4)	Plus Fair Value at Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($)(5)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)(6)	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)(7)	Equals Compensation Actually Paid ($)
Pascal Touchon, D.V.M.
2023	4,375,125	(3,330,496)	224,635	(753,498)	297,228	(275,682)	---	557,312
2022	5,158,127	(4,080,272)	912,000	(3,462,948)	356,176	(1,784,181)	---	(2,901,098)
2021	5,117,335	(4,009,009)	2,853,972	(1,414,758)	611,071	(680,228)	---	428,098
Other Named Executive Officers (Average) (8)
2023	2,294,922	(1,587,499)	116,608	(331,191)	141,674	(99,175)	---	535,339
2022	2,399,835	(1,719,102)	499,135	(1,070,752)	94,460	(485,526)	---	(281,950)
2021	2,220,674	(1,504,521)	1,071,081	(491,434)	229,300	(387,002)	---	1,138,044
(1)
Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other named executive officers, amounts shown represent averages.
(2)
Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(3)
Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(4)
Represents the change in fair value during the indicated fiscal year of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(5)
Represents the fair value at vesting of the option awards and stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(6)
Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(7)
Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(8)
See footnote 1 under the Pay Versus Performance table on the previous page for the named executive officers included in the average for each year.

Relationship Between Pay and Performance

We believe the “compensation actually paid” or “CAP” in each of the years reported above and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance" as the “compensation actually paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our annual incentive program.

As noted above, as is the case with many companies in the biotechnology industry, the Company’s incentive objectives are generally tied to our strategic and operational goals rather than financial goals. Accordingly, our compensation program is not influenced by financial metrics, such as net income. In 2021, our net loss was $340,141,000 while the “compensation actually paid” paid for Dr. Touchon and for other named executive officers decreased to $428,098 and $1,138,071, respectively. In 2022, our net loss was $228,302,000, while the “compensation actually paid” decreased to $(2,901,098) for Dr. Touchon and $(281,950) for our other named executive officers. With respect to 2023, our net loss was $276,126,000, while the “compensation actually paid” increased to $557,312 for Dr. Touchon and $535,339 for our other named executive officers. The following graphic illustrates the relationship between the “compensation actually paid” to the named executive officers and the Company’s total shareholder return (“TSR”).

Description of Relationship Between PEO and Average NEO Compensation Actually Paid and Our TSR

The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our other NEOs, each as set forth in the table above, and our TSR over the three-year period from 2021 through 2023.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Policies and Procedures for Transactions with Related Persons

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, any members of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is an executive partner or principal or which such person has a 5% or greater beneficial ownership interest (each a “Related Person”), are not permitted to enter into a transaction with us without the prior consent of the Audit Committee. Any request for us to enter into a transaction with a Related Person, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must first be presented to the Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, the Audit Committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

Certain Related Person Transactions

Since January 1, 2024, we have not entered into any transactions, nor are any such transactions currently proposed, to which we were a party and in which the amount involved exceeded $120,000, and in which Related Person had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Non-Employee Director Compensation.”

Indemnification Agreements

We have entered into indemnity agreements with our directors and officers that provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for all reasonable expenses and liabilities incurred with any action or proceeding brought against them by reason of the fact that they are serving in such capacity, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Atara stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Atara. Direct your written request to Atara Biotherapeutics, Inc., Investor Relations, 2380 Conejo Spectrum Street, Suite 200, Thousand Oaks, CA 91320 or contact Investor Relations at 805-395-9669. In addition, Atara will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Pascal Touchon

Pascal Touchon, D.V.M.

President and Chief Executive Officer

April 26, 2024

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is available without charge upon written request to: Secretary, Atara Biotherapeutics, Inc., 2380 Conejo Spectrum Street, Suite 200, Thousand Oaks, CA 91320.

APPENDIX A

ATARA BIOTHERAPEUTICS, INC.

2024 EQUITY INCENTIVE PLAN

Approved by the Stockholders: __________, 2024

Effective Date: __________, 2024

1.
General.

(a) Purpose. This Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

(b) Successor to Prior Plan. The Plan is the successor to the Company’s 2014 Equity Incentive Plan, as amended, and each other equity plan maintained by the Company under which awards are outstanding as of the effective date of this Plan (collectively, the “Prior Plan”). All stock awards granted under the Prior Plan remain subject to the terms of the Prior Plan.

(c) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

(d) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; (vii) Performance Cash Awards; and (viii) Other Stock Awards.

2.
Administration.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued), including but not limited to, the power to provide that the Performance Goals (if any) applicable to any outstanding Awards shall be deemed to be satisfied at the target, maximum or any other level.

(v) To suspend or terminate the Plan at any time; provided that, except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without his or her written consent.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, adopting amendments relating to Incentive Stock Options and nonqualified deferred compensation under Section 409A of the Code and/or making the Plan or Awards granted under the Plan exempt from or compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan (including subsection (viii) below) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3 of Exchange Act or any successor rule.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion. A Participant’s rights under any Award will not be impaired by any such amendment unless the Company requests the consent of the affected Participant, and the Participant consents in writing. A Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. In addition, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent to: (A) maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan and/or Award Agreements.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to (A) permit or facilitate participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States or (B) allow Awards to qualify for special tax treatment in a foreign jurisdiction; provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction.

(xi) To effect, with the consent of any adversely affected Participant and subject to approval by the Company’s stockholders, (A) the reduction of the exercise price, purchase price or base price of any previously granted Option or SAR, (B) the cancellation of any previously granted Option or SAR in exchange for another Option or SAR with a lower exercise price, purchase price or base price, (C) the cancellation of any previously granted Option or SAR in exchange for cash or another award if the exercise price, purchase price or base price of such Option or SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, or (D) any other action that is treated as a repricing under generally accepted accounting principles, in each case, other than in connection with a Corporate Transaction or other adjustment provisions set forth in Section 9.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee); provided, however, that neither the Board nor the Committee may delegate its power and authority to a member of the Board with regard to the selection for participation in this Plan of an Officer, Director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an Officer, Director or other person. Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards; and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify (x) the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer, (y) such other limitations required to comply with applicable law, and (z) that such Officer may not grant a Stock Award to himself or herself. For the avoidance of doubt, the Board may not delegate its power and authority to an Officer with regard to the selection for participation in this Plan of an Officer, Director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided for in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value (as defined below).

(e) Effect of Board’s Decision. No member of the Board or Committee, and Officer to whom the Board delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and Officers shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

3.
Shares Subject to the Plan.

(a) Share Reserve.

(i) Subject to Section 9(a) relating to Capitalization Adjustments, the number of shares of Common Stock that shall initially be available for all awards under this Plan, other than Substitute Awards, shall be 6,900,000 shares (the “Share Reserve”).

(ii) RESERVED.

(iii) For clarity, the Share Reserve is a limitation on the number of shares of Common Stock that may be issued under the Plan. As a single share may be subject to grant more than once (e.g., if a share subject to a Stock Award is forfeited, it may be made subject to grant again as provided in Section 3(b) below), the Share Reserve is not a limit on the number of Stock Awards that can be granted.

(iv) Shares subject to Substitute Awards may be issued under the terms of this Plan, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. To the extent that shares of Common Stock subject to an outstanding Stock Award granted under the Plan or the Prior Plan, other than Substitute Awards, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an Option cancelled upon settlement in shares of a related SAR or shares subject to a SAR cancelled upon exercise of a related Option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan. Notwithstanding anything herein to the contrary, shares of Common Stock subject to an award under this Plan or a Prior Plan shall not again be available for issuance under this Plan if such shares are (x) shares that were subject to a Stock Option or a SAR and were not issued or delivered upon the net settlement or net exercise of such Stock Option or SAR, (y) shares delivered to or withheld by the Company to pay the taxes related to an outstanding Award or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise. Shares of Common Stock subject to an Option granted under this Plan or the Prior Plan shall not again be available for issuance under this Plan if such shares are repurchased by the Company on the open market with the proceeds of an option exercise.

(c) Incentive Stock Option Limit. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued on the exercise of Incentive Stock Options will be 6,900,000 shares of Common Stock.

(d) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise, or a combination thereof.

(e) Director Limitations. The aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be awarded or granted during any fiscal year of the Company to any Non-Employee Director, for his or her services as a Non-Employee Director, shall not exceed $1,250,000; provided, however, that this limit shall not apply to distributions of previously deferred compensation under a deferred compensation plan maintained by the Company or compensation received by the director in his or her capacity as an executive officer or employee of the Company.

4.
Eligibility.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that in the case of an Option or SAR, the stock underlying such Option or SAR constitutes “service recipient stock” under Section 409A of the Code or the Company, in consultation with its legal counsel, has determined that such Options or SARs are otherwise exempt from or comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.
Provisions Relating to Options and Stock Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR granted as a Substitute Award may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 8(g), have been paid (or arrangement made for such payment to the Company’s satisfaction). The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sale proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written or electronic notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR (with respect to which the Participant is exercising the SAR on such date), over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by U.S. Treasury Regulation 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement, or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date 90 days following the termination of the Participant’s Continuous Service and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of 90 days (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s applicable Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement, or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement, or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the applicable Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death, and (ii) the expiration of the term of such Option or SAR as set forth in the applicable Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate upon the Participant’s termination for Cause, provided that, if a Participant’s Continuous Service is suspended pending an investigation of the existence of Cause, all of the Participant’s rights under the Option or SAR will also be suspended during the investigation period.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the U.S. Worker Economic Opportunity Act, (i) if

such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the non-exempt Employee’s retirement (as such term may be defined in the non-exempt Employee’s applicable Award Agreement, in another agreement between the non-exempt Employee and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt Employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the U.S. Worker Economic Opportunity Act to ensure that any income derived by a non-exempt Employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from such employee’s regular rate of pay, the provisions of this paragraph will apply to all Stock Awards and are hereby incorporated by reference into such Award Agreements.

(m) No Dividend Equivalents. Notwithstanding anything in an Award Agreement to the contrary, the holder of an Option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such Option or SAR.

6.
Provisions of Stock Awards Other than Options and SARs.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement. Upon completion of such terms and conditions subject to the Company’s right to require payment of any taxes in accordance with Section 8(g), the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing Ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(v) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in an Award Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit

Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, vest or exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board, in its sole discretion. To the extent permitted by applicable law and the applicable Award Agreement, the Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof, may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

(e) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Performance Share Award or other forms of Stock Awards, as determined by the Board and contained in the applicable Award Agreement (for avoidance of doubt, no dividend equivalents shall be paid prior to satisfaction of the applicable time-based and/or performance-based vesting conditions). At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the applicable Stock Award in such manner as determined by the Board. Any additional shares covered by the applicable Stock Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Award Agreement to which they relate.

7.
Covenants of the Company.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.
Miscellaneous.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, including, but not limited to, Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (i) the issuance of the shares upon the exercise of a Stock Award or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local, foreign or other tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant, including proceeds from the sale of shares of Common Stock issued pursuant to a Stock Award; or (v) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto), or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code (to the extent applicable to a Participant). Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due upon a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule. For purposes of Section 409A, each payment hereunder shall be considered a separate payment.

(k) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company has adopted, or will be required to adopt, pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, including, but not limited to, the Atara Biotherapeutics, Inc. Incentive Compensation Recoupment Policy. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.

(l) Protected Rights. Nothing contained in this Plan or an Award Agreement is intended to limit the Participant’s ability to (i) report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local governmental agency or commission (“Government Agencies”), (ii) communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company or (iii) under applicable United States federal law to (A) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (B) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

(m) Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any securities exchange on which the Common Stock is listed or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid by a court of competent jurisdiction, such unlawfulness or invalidity shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid, unenforceable or impermissible, and the maximum payment or benefit that would not be unlawful, invalid or impermissible shall be made or provided under the Plan.

9.
Adjustments upon Changes in Common Stock; Other Corporate Events.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board will take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board will determine (or, if the Board will not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration or other property, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.
Termination or Suspension of the Plan.

This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2024 annual meeting of stockholders and, if approved by the Company’s stockholders, shall become effective as of the date on which the Plan was approved by stockholders (the “Effective Date”). This Plan shall terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than ten years after the date on which the Plan was approved by the Board.

11.
Choice of Law.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

12.
Definitions.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company, as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company or any Affiliate defining such term and which is in effect as of the date of grant and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or any Affiliate or deliberate violation of a policy of the Company or any Affiliate; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company or any Affiliate; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company or any Affiliate; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company or any Affiliate. The determination as to whether a Participant is being terminated for Cause will be made in good faith by the Company and will be final and binding on the Participant. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company, any Affiliate or such Participant for any other purpose.

(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director.

Notwithstanding the foregoing definition or any other provision of this Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under U.S. Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(h) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i) “Committee” means the Compensation Committee of the Board, or a subcommittee thereof, or such other committee to whom authority has been delegated by the Board in accordance with Section 2(c), in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the Nasdaq Global Select Market or, if the Common Stock is not listed on the Nasdaq Global Select Market, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means Atara Biotherapeutics, Inc., a Delaware corporation, or any successor thereto.

(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. If the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or, with respect to Participants that are not Officers, the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. In addition, if required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under U.S. Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder). A leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

To the extent required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under U.S. Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(o) “Director” means a member of the Board.

(p) “Disability” will have the meaning ascribed to such term in any written agreement between the Participant and the Company or any Affiliate defining such term and which is in effect as of the date of grant and, in the absence of such agreement or in the case of Incentive Stock Options or to the extent required to comply with Section 409A of the Code, such term means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months as provided in Sections 22(e)(3) and 409A(a)(2)(C)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(q) “Effective Date” is defined in Section 10 of the Plan.

(r) “Employee” means any person providing services as an employee of the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(s) “Entity” means a corporation, partnership, limited liability company or other entity.

(t) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(u) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14 (d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(v) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sale price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sale price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

Notwithstanding the foregoing, the Company may in its discretion use the closing sale price of a share of Common Stock on the day preceding the date as of which such value is being determined to the extent the Company determines such method is more practical for administrative purposes, such as for purposes of tax withholding.

(w) “Incentive Stock Option” means an Option granted pursuant to Section 5 of the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(x) “Non-Employee Director” means a Director who is not a current employee or officer of the Company or an Affiliate.

(y) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(aa) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(bb) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(cc) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(dd) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ee) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ff) “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(gg) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(hh) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6 (c)(ii).

(ii) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that may be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (1) profit before tax; (2) billings; (3) revenue; (4) net revenue; (5) earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings); (6) operating income; (7) operating margin; (8) operating profit; (9) controllable operating profit, or net operating profit; (10) net profit; (11) gross margin; (12) operating expenses or operating expenses as a percentage of revenue; (13) net income; (14) earnings per share; (15) total stockholder return; (16) market share; (17) return on assets or net assets; (18) the Company’s stock price; (19) growth in stockholder value relative to a pre-determined index; (20) return on equity; (21) return on invested capital; (22) cash flow (including free cash flow or operating cash flows); (23) cash conversion cycle; (24) economic value added; (25) individual confidential business objectives; (26) contract awards or backlog; (27) overhead or other expense reduction; (28) credit rating; (29) strategic plan development and implementation; (30) succession plan development and implementation; (31) improvement in workforce diversity; (32) customer indicators; (33) new product invention or innovation; (34) attainment of research and development milestones; (35) improvements in productivity; (36) bookings; (37) initiation of phases of clinical trials and/or studies by specified dates; (38) regulatory body approval with respect to products, studies and/or trials; (39) patient enrollment dates; (40) commercial launch of products; and (41) other measures of performance selected by the Board.

(jj) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. In establishing a Performance Goal or determining the achievement of a Performance Goal, the Board may provide that achievement of the applicable Performance Goals may be amended or adjusted to include or exclude components of any Performance Goal, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance Goals shall be subject to such other special rules and conditions as the Board may establish at any time. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(kk) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(ll) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(mm) “Plan” means this Atara Biotherapeutics, Inc. 2024 Equity Incentive Plan, as amended and restated.

(nn) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(oo) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(pp) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(qq) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(rr) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(ss) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(tt) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(uu) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award, or any Other Stock Award.

(vv) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ww) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(xx) “Substitute Award” shall mean an Award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an Award made in connection with the cancellation and repricing of an Option or SAR.

(yy) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

APPENDIX B

ATARA BIOTHERAPEUTICS, INC.

2024 EQUITY INCENTIVE PLAN

EVERGREEN PROVISION

To include the following section into the 2024 Equity Incentive Plan:

Section 3(a)(ii) –

“The Share Reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2025 and ending on (and including) January 1, 2034, in an amount equal to 4% of the total number of shares of Company capital stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.”

APPENDIX C

ATARA BIOTHERAPEUTICS, INC.

2014 EMPLOYEE STOCK PURCHASE PLAN

1.	GENERAL; PURPOSE.

(a) The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.	ADMINISTRATION.

(a) The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii) To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v) To suspend or terminate the Plan at any time as provided in Section 12.

(vi) To amend the Plan at any time as provided in Section 12.

(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 3,509,818 shares of Common Stock1.  ~~230,769 shares of Common Stock, plus the number of shares of Common Stock that are automatically added on January 1st of each year for a period of up to ten years, commencing on the first January 1 following the IPO Date and ending on (and including) January 1, 2024, in an amount equal to the lesser of (i) 1% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year, and (ii) 230,769 shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence~~.

1 Marked changes reflect the impact of the ESPP Amendment if approved by stockholders at the Annual Meeting, as discussed in Proposal 6.

(b) If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c) The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.	GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c) The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

5.	ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c) No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6.	PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 15% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b) The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

(i) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to a Purchase Date.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c) Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute to such individual all of his or her accumulated but unused Contributions.

(d) During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(e) Unless otherwise specified in the Offering, the Company will have no obligation to pay interest on Contributions.

8.	EXERCISE OF PURCHASE RIGHTS.

(a) On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

(b) If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such Offering, in which case such amount will be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date of such Offering without interest.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 6 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all applicable laws, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest.

9.	COVENANTS OF THE COMPANY.

The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10.	DESIGNATION OF BENEFICIARY.

(a) The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b) If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a) In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b) In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock within ten business days prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.

12.	AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.

(b) The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c) Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code.

13.	EFFECTIVE DATE OF PLAN.

The Plan will become effective immediately prior to and contingent upon the IPO Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Board.

14.	MISCELLANEOUS PROVISIONS.

(a) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b) A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d) The provisions of the Plan will be governed by the laws of the State of California without resort to that state’s conflicts of laws rules.

15.	DEFINITIONS.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Board” means the Board of Directors of the Company.

(b) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(c) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(d) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(e) “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(f) “Common Stock” means, as of the IPO Date, the common stock of the Company, having 1 vote per share.

(g) “Company” means Atara Biotherapeutics, Inc., a Delaware corporation.

(h) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(i) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(j) “Director” means a member of the Board.

(k) “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(l) “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(m) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(o) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with applicable laws and in a manner that complies with Sections 409A of the Code.

(iii) Notwithstanding the foregoing, for any Offering that commences on the IPO Date, the Fair Market Value of the shares of Common Stock on the Offering Date will be the price per share at which shares are first sold to the public in the Company’s initial public offering as specified in the final prospectus for that initial public offering.

(p) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(q) “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(r) “Offering Date” means a date selected by the Board for an Offering to commence.

(s) “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(t) “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(u) “Plan” means this Atara Biotherapeutics, Inc. 2014 Employee Stock Purchase Plan.

(v) “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(w) “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(x) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(y) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(z) “Securities Act” means the Securities Act of 1933, as amended.

(aa) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

APPENDIX D

CERTIFICATE OF AMENDMENT
OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF

ATARA BIOTHERAPEUTICS, INC.

Atara Biotherapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 22, 2012, under the name Atara, Inc.

SECOND: The Amendment of the Amended and Restated Certificate of Incorporation of the Corporation in the form set forth in the following resolution has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation:

RESOLVED: The Amended and Restated Certificate of Incorporation is hereby amended and restated to include Article IV.E as follows:

E. Upon the filing and effectiveness of this Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, each ___[1] (___) shares of common stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time (as defined below) shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”).

No fractional interest in a share of Common Stock shall be deliverable upon the Reverse Stock Split. All shares of Common Stock (including fractions thereof) issuable upon the Reverse Split held by a holder prior to the Reverse Split shall be aggregated for purposes of determining whether the Reverse Split would result in the issuance of any fractional share. Any fractional share resulting from such aggregation upon the Reverse Split shall be rounded down to the nearest whole number. Each holder who would otherwise be entitled to a fraction of a share of Common Stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Corporation’s Common Stock as reported on The Nasdaq Global Select Market on the last trading day prior to the effective date of the split. The Corporation shall not be obliged to issue certificates evidencing the shares of Common Stock outstanding as a result of the Reverse Stock Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Stock Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

THIRD: The foregoing amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

FOURTH: The Certificate of Amendment of the Amended and Restated Certificate of Incorporation so adopted reads in full as set forth above and is hereby incorporated herein by this reference. All other provisions of the Amended and Restated Certificate of Incorporation remain in full force and effect.

FIFTH: The foregoing amendment shall be effective as of 11:59 p.m., Eastern Time, on [DATE], 202[4] (the “Effective Time”).

[1] The reverse stock split shall be at a ratio of not less than 1:4 and not more than 1:30.

APPENDIX E

PROXY CARD

ATARA BIOTHERAPEUTICS, INC SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET 2380 CONEJO SPECTRUM STREET, SUITE 200 Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above THOUSAND OAKS, CA 91320 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 9, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ATRA2024You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 9, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V46741-P08093 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ATARA BIOTHERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Withhold 1a. William K. Heiden 1b. Ameet Mallik The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Proxy Statement. 3. To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024 4. To approve the Company's 2024 Equity Incentive Plan. 5. To approve an automatic annual increase to the Company's 2024 Equity Incentive Plan. 6. To approve an increase in the number of shares of common stock available for issuance under the Company's 2014 Employee Stock Purchase Plan. 7. To approve an amendment to the Company's amended and restated certificate of incorporation to effect a reverse stock split of the Company's common stock at a ratio ranging from any whole number between 1-for-4 and 1-for-30, as determined by the Board of Directors in its discretion, subject to the Board of Directors' authority to abandon such amendments (the "Charter Amendment Proposal").8. To approve the adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Charter Amendment Proposal. NOTE: Such other matters that may properly come before the meeting or any adjournment or postponement thereof will be voted on by the proxy holders in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2023 Annual Report on Form 10-K are available atwww.proxyvote.com. ATARA BIOTHERAPEUTICS, INC. Annual Meeting of Stockholders June 10, 2024 9:00 AM Pacific Time This proxy is solicited by the Board of Directors The undersigned stockholder hereby appoints Pascal Touchon and Eric Hyllengren, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ATARA BIOTHERAPEUTICS, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM Pacific Time on June 10, 2024 virtually at www.virtualshareholdermeeting.com/ATRA2024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3, 4, 5, 6, 7, and 8 in accordance with the recommendations of the Board of Directors, and in the discretion of the proxy holders upon any other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. Continued and to be signed on reverse side